Exhibit 10.6

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Confidential

Amended and Restated License Agreement

This Amended and Restated License Agreement is entered into with effect as of the Restatement Date (as defined below)

by and between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”)

on the one hand

and

C4 Therapeutics, Inc.

with an office and place of business at 490 Arsenal Way, Suite 200, Watertown, MA 02472, U.S.A. (“C4T”)

on the other hand.

Table of Contents

1.	Definitions		8
	1.1	Affiliate	8
	1.2	Agreement	8
	1.3	Agreement Term	8
	1.4	Applicable Law	8
	1.5	[***]	8
	1.6	C4T Base Patent Rights	8
	1.7	C4T Co-Detail Option Period	8
	1.8	C4T Co-Dev Option Period	9
	1.9	C4T Co-Dev Product	9
	1.10	C4T Compound IP	9
	1.11	C4T Group	9
	1.12	C4T IP	9
	1.13	C4T Know-How	9
	1.14	C4T Net Sales	9
	1.15	C4T Patent Rights	9
	1.16	C4T Pipeline	9
	1.17	C4T Platform IP	10
	1.18	C4T Technology	10
	1.19	Calendar Quarter	10
	1.20	Calendar Year	10
	1.21	CCS Achieved	10
	1.22	CCS Criteria	10
	1.23	Change of Control	10
	1.24	Change of Control Group	10
	1.25	Clinical Study	11
	1.26	CLS Achieved	11
	1.27	Co-Detail Territory	11
	1.28	Collaboration Patent Rights	11
	1.29	Combination Product	11
	1.30	Commercially Reasonable Efforts	11
	1.31	Companion Diagnostic	11
	1.32	Competitor Company	12
	1.33	Completion	12
	1.34	Compulsory Sublicense Compensation	12
	1.35	Confidential Information	12
	1.36	Continuation Election Notice	12
	1.37	Control	12
	1.38	Cover	13
	1.39	Degronimid	13
	1.40	“Detail” “Detailing”	13
	1.41	Development Costs	13
	1.42	Dose Range Finding Study	13
	1.43	[***]	13
	1.44	EU	14
	1.45	Expert	14
	1.46	FBMC	14
	1.47	FDA	14
	1.48	FDCA	14

1.49	Field	14
1.50	Filing	14
1.51	First Commercial Sale	14
1.52	FTE	14
1.53	GAAP	14
1.54	Generic Product	14
1.55	GLP Data Package	15
1.56	GLP Tox Study	15
1.57	Handle	15
1.58	HSR	15
1.59	ICD-10	15
1.60	IFRS	15
1.61	IND	15
1.62	Indication	15
1.63	Initiation	15
1.64	Insolvency Event	16
1.65	Invention	16
1.66	Joint Know-How	16
1.67	Joint Patent Rights	16
1.68	JOT	16
1.69	JRC	16
1.70	Know-How	16
1.71	Lead Identification	16
1.72	Lead Optimization	16
1.73	LSI Achieved	17
1.74	Major Countries	17
1.75	NDA	17
1.76	Net Sales	17
1.77	New Target	17
1.78	Original Product	17
1.79	Out of Pocket Costs	17
1.80	Party	17
1.81	Patent Rights	17
1.82	Pharmacovigilance Agreement	18
1.83	Phase I Data Package	18
1.84	Phase I Plan	18
1.85	Phase I Study	18
1.86	Phase II Study	18
1.87	Phase III Study	18
1.88	Pivotal Clinical Study	18
1.89	Prescriber	19
1.90	Prodrug	19
1.91	Product	19
1.92	Promotional Materials	19
1.93	Regulatory Approval	19
1.94	Regulatory Authority	19
1.95	Research Plan	19
1.96	Research Program	19
1.97	Research Term	20
1.98	Restatement Date	20

	1.99	Reverted Target	20
	1.100	Roche Compound	20
	1.101	Roche Group	20
	1.102	Roche IP	20
	1.103	Roche Know-How	20
	1.104	Roche Option Period	20
	1.105	Roche Option Right	20
	1.106	Roche Patent Rights	20
	1.107	Roche Product	21
	1.108	Royalty Term	21
	1.109	Sales	21
	1.110	Sales Representatives	21
	1.111	[***]	21
	1.112	Sublicensee	21
	1.113	Tactical Plan	21
	1.114	Target	21
	1.115	Territory	22
	1.116	Third Party	22
	1.117	US	22
	1.118	US$	22
	1.119	Valid Claim	22
	1.120	Valid Composition of Matter Claim	22
	1.121	Additional Definitions	22
2.	Grant of Licenses and Exclusivity		24
	2.1	Licenses	24
	2.2	Exclusivity	26
3.	Option of Roche		26
	3.1	Option Right	26
	3.2	Data Reporting, Due Diligence and License Right	27
4.	Research Collaboration		28
	4.1	Conduct of the Research Program	28
	4.2	Records; Reports	30
5.	Diligence		30
6.	Development.		30
	6.1	Roche Products	30
	6.2	Phase I Completed Original Products	31
	6.3	C4T Co-Dev Products	31
7.	Manufacturing		33
	7.1	General	33
	7.2	Roche Option; C4T Co-Dev Products	33
	7.3	Technology Transfer	33
8.	Commercialization		34
	8.1	General	34
	8.2	Co-Detailing	34
9.	Regulatory		35
	9.1	Phase I Completed Original Products	35
	9.2	Licensed Products	35
10.	Adverse Events		35
11.	Governance		36
	11.1	Committees	36

	11.2	Members	36
	11.3	Meetings	36
	11.4	Minutes	36
	11.5	Decisions	37
	11.6	Joint Research Committee	37
	11.7	Responsibilities of the JRC	37
	11.8	Lifetime of the JRC	38
	11.9	Joint Development Committee	38
	11.10	Responsibilities of the JDC	39
	11.11	Lifetime of JDC	40
	11.12	Joint Commercialization Committee	40
	11.13	Responsibility of the JCC	40
	11.14	Lifetime of the JCC	40
	11.15	Alliance Director	40
	11.16	Limitations of Authority	40
	11.17	Expenses	41
	11.18	Lifetime	41
12.	Payments		41
	12.1	Initial Payment	41
	12.2	Cost under the Research Plan	41
	12.3	Development Costs for Dose Range Finding Studies and GLP Tox Studies	41
	12.4	Costs for Phase I Completed Original Products.	41
	12.5	Development Costs for C4T Co-Dev Products.	41
	12.6	Shared Development Costs	41
	12.7	Fee upon LSI Achieved.	42
	12.8	Fee Upon Initiation of GLP Tox Studies,	42
	12.9	Option Exercise Fees	43
	12.10	Development Event Payments	43
	12.11	Sales Based Events	45
	12.12	Royalty Payments	45
	12.13	Disclosure of Payments	48
	12.14	Late Issuing Valid Claims	48
13.	Accounting and reporting		48
	13.1	Timing of Payments	48
	13.2	Late Payment	48
	13.3	Method of Payment	49
	13.4	Currency Conversion	49
	13.5	Reporting	49
14.	Taxes		49
15.	Auditing		49
	15.1	C4T Right to Audit	49
	15.2	Audit Reports	50
	15.3	Over-or Underpayment	50
16.	Intellectual Property		50
	16.1	Ownership of Inventions	50
	16.2	German Statute on Employee’s Inventions	53
	16.3	Trademarks and Labeling	53
	16.4	Prosecution of Patent Rights	54
	16.5	Patent Coordination Team	54
	16.6	Unified Patent Court (Europe)	54

	16.7	CREATE Act	54
	16.8	Infringement	54
	16.9	Defense	56
	16.10	Common Interest Disclosures	56
	16.11	Hatch-Waxman	57
	16.12	Patent Term Extensions	57
17.	C4T Representations, Warranties and Covenants		57
	17.1	Safety Data	57
	17.2	Third Party Patent Rights	57
	17.3	Ownership of Patent Rights	57
	17.4	Inventors	58
	17.5	Grants	58
	17.6	Authorization	58
	17.7	Validity of Patent Rights	58
	17.8	Ownership and Validity of Know-How	58
	17.9	No Claims	58
	17.10	No Conflict	58
	17.11	Protection of Know-How	59
	17.12	No Other Representations	59
18.	Indemnification		59
19.	Liability		59
	19.1	Limitation of Liability	59
	19.2	Disclaimer	59
20.	Obligation Not to Disclose Confidential Information		60
	20.1	Communication and Information Exchange	60
	20.2	Non-Use and Non-Disclosure	60
	20.3	Permitted Disclosure	60
	20.4	Press Releases	60
	20.5	Publications	60
	20.6	Commercial Considerations	60
21.	Term and Termination		61
	21.1	Commencement and Term	61
	21.2	Termination and Change of Control	62
	21.3	Consequences of Termination and Change of Control	62
	21.4	Survival	62
22.	Bankruptcy		63
23.	Miscellaneous		68
	23.1	US Manufacture	69
	23.2	Other Government Laws	69
	23.3	Patent Marking	69
	23.4	Publicity – Use of Name	69
	23.5	Governing Law	69
	23.6	Disputes	69
	23.7	Arbitration	69
	23.8	Assignment	70
	23.9	Debarment	70
	23.10	Independent Contractor	71
	23.11	Unenforceable Provisions and Severability	72
	23.12	Waiver	72
	23.13	Appendices	72
	23.14	Entire Understanding	72
	23.15	Invoices	72
	23.16	Notice	72

Amended and Restated License Agreement

WHEREAS, C4T owns or controls a proprietary degronimid platform that conjugates an    E3 ligase binding small molecule to a target-binding small molecule via a linker to form a degronimid that can cause proteosomal degradation of the target within the cell, and possesses proprietary technology and intellectual property rights relating thereto; and

WHEREAS, Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical and diagnostic products, including owning or controlling target-binding small molecules; and

WHEREAS, Roche wishes to develop for commercialization such degronimids incorporating target-binding molecules that bind to targets of interest to Roche primarily for the treatment of solid and/or liquid cancers but potentially for other indications as well, and to explore their potential applications; and

WHEREAS, C4T is willing to grant to Roche rights to use certain of its intellectual property rights to make, use, offer for sale, sell and import and export degronimids and products containing degronimids in the Territory for use in the Field (as such terms are respectively defined below), as contemplated herein; and

WHEREAS, the Parties previously entered into that certain License Agreement effective as of March 4, 2016 (the “Effective Date”), as amended on June 2, 2016 and March 7, 2017 (collectively, the “Original Agreement”); and

WHEREAS, the Parties now desire to amend and restate the Original Agreement in its entirety and replace the Original Agreement with this Agreement to, among other things, modify the governance structure, with C4T leading early research and development, until, on a Target-by-Target basis, Roche exercises its Roche Option Right; include various opt-in points for the Targets (as defined below); and to allow for C4T to co-Detail (as such terms are respectively defined below) certain Products.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree that the Original Agreement shall be, and hereby is, amended and restated in its entirety to read as set forth in this Amended and Restated License Agreement (“Restated Agreement”):

1. Definitions

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1	Affiliate

The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) and/or its subsidiaries (if any) nor Foundation Medicine, Inc., a Delaware corporation (“FMI”) and/or its subsidiaries (if any) shall be deemed as Affiliates of Roche unless Roche provides written notice to C4T of its desire to include Chugai, FMI and/or their respective subsidiaries (as applicable) as Affiliate(s) of Roche.

1.2	Agreement

The term “Agreement” shall mean this document including any and all appendices and amendments to it as may be added and/or amended from time to time in accordance with the provisions of this Agreement.

1.3	Agreement Term

The term “Agreement Term” shall mean the period of time commencing on the Effective Date and, unless this Agreement is terminated sooner as provided in Article 21, expiring on the date when no royalty or other payment obligations under this Agreement are or will become due.

1.4	Applicable Law

The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority) and is in force as of the Effective Date or comes into force during the Agreement Term, in each case to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement.

1.5	[***]

The term [***] means [***].

1.6	C4T Base Patent Rights

The term “C4T Base Patent Rights” shall mean the Patent Rights that C4T Controls at the Effective Date relating to or arising from the discovery, manufacture, development or commercialization of or Covering a Degronimid or a Product. A complete listing of the C4T Base Patent Rights is in Appendix 1.5.

1.7	C4T Co-Detail Option Period

The term “C4T Co-Detail Option Period” shall mean, with respect to [***] and Targets originating from the C4T Pipeline, the period beginning upon[***] and [***].

1.8	C4T Co-Dev Option Period

The term “C4T Co-Dev Option Period” shall mean the period commencing upon the receipt of Roche’s written notice to exercise a Roche Option Right and ending [***].

1.9	C4T Co-Dev Product

The term “C4T Co-Dev Product” shall mean a Roche Product directed to either (a) [***] or (b) a Target originating from the C4T Pipeline for which C4T has exercised the C4T Co-Dev Option Right pursuant to Section 3.1.2 to convert such Roche Product into a C4T Co-Dev Product. If C4T has exercised an Opt-Out under Section 6.3.4, then at the time of such Opt-Out the Product shall no longer be a C4T Co-Dev Product and shall become a Roche Product again.

1.10	C4T Compound IP

The term “C4T Compound IP” shall mean all (a) C4T Know-How directed to a Degronimid or a Product and (b) C4T Patent Rights Covering a Degronimid or Product .

1.11	C4T Group

The term “C4T Group” shall mean C4T, its Affiliates and Sublicensees.

1.12	C4T IP

The term “C4T IP” shall mean C4T Compound IP and C4T Platform IP. Notwithstanding anything to the contrary herein, after any Change of Control of C4T, no Know-How or Patent Rights of any C4T Affiliate that becomes a C4T Affiliate after the Change of Control of C4T shall become ”C4T IP” hereunder unless such Know-How or Patent Rights are intentionally used by C4T in C4T’s performance of research, development, manufacture or commercialization activities under this Agreement.

1.13	C4T Know-How

The term “C4T Know-How” shall mean the Know-How that C4T Controls at the Effective Date and during the Agreement Term pertaining to the subject matter of this Agreement.

1.14	C4T Net Sales

The term “C4T Net Sales” shall mean [***].

[***].

[***].

[***].

1.15	C4T Patent Rights

The term “C4T Patent Rights” shall mean the Patent Rights that C4T Controls at the Effective Date and during the Agreement Term, relating to or arising from the discovery, manufacture, development or commercialization of or Covering a Degronimid or a Product. The term C4T Patent Rights shall include C4T Base Patent Rights and C4T’s interest in the Collaboration Patent Rights. An updated listing of the C4T Patent Rights as of the Restatement Date is provided in Appendix 1.15.

1.16	C4T Pipeline

The term “C4T Pipeline” shall mean those targets for which C4T has started to characterize degronimids in vitro but for which it has not yet reached LSI Achieved or the standard C4T criteria that result in advancement to the lead optimization phase of development. As of the Restatement Date, [***] is a Target that has originated from the C4T Pipeline.

1.17	C4T Platform IP

The term “C4T Platform IP” shall mean all (a) C4T Know-How that is necessary or useful for the discovery, manufacture, development or commercialization of a Degronimid or a Product, or that relates to C4T Technology and (b) C4T Patent Rights that are necessary or useful for the discovery, manufacture, development or commercialization of a Degronimid or a Product, or that relate to C4T Technology, but in all cases excluding C4T Compound IP. C4T Platform IP includes the Linker and E3 Ligase Binding Moiety and the Linker bound to an E3 Ligase Binding Moiety (without the Target Binding Moiety) and their manufacture, and including as incorporated in or used in the manufacture of the Degronimid or Product.

1.18	C4T Technology

The term “C4T Technology” shall mean Linker, E3 Ligase Binding Moiety, and the Linker bound to an E3 Ligase Binding Moiety (without the Target Binding Moiety).

1.19	Calendar Quarter

The term “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31.

1.20	Calendar Year

The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Effective Date and end on December 31.

1.21	CCS Achieved

The term “CCS Achieved” shall mean that a Degrominid for a Target meets CCS Criteria.

1.22	CCS Criteria

The term “CCS Criteria” means the clinical candidate selection criteria as set forth in Appendix 1.22.

1.23	Change of Control

The term “Change of Control” shall mean, with respect to a Party: (a) the acquisition by any Third Party of beneficial ownership of fifty percent (50%) or more of the then outstanding common shares or voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination involving such Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding common shares or voting power of the entity resulting from such business combination; or (c) the sale of all or substantially all of such Party’s assets or business relating to the subject matter of the Agreement. For clarity, a change in ownership as the result of financing transactions shall not qualify as a Change of Control.

1.24	Change of Control Group

The term “Change of Control Group” shall mean with respect to a Party, the person or entity, or group of persons or entities, that is the acquirer of, or a successor to, a Party in connection with a Change of Control, together with affiliates of such persons or entities that are not Affiliates of such Party immediately prior to the completion of such Change of Control of such Party.

1.25	Clinical Study

The term “Clinical Study” shall mean a Phase I Study, Phase II Study Phase III Study, or Pivotal Clinical Study as applicable.

1.26	CLS Achieved

The term “CLS Achieved” shall mean that a Degronimid for a Target meets the CLS criteria (a) as set forth in the [***] Research Plan attached as Appendix 1.26 or (b) set forth in any future Research Plan approved by the JRC (“CLS Criteria”).

1.27	Co-Detail Territory

The term “Co-Detail Territory” shall mean the US.

1.28	Collaboration Patent Rights

The term “Collaboration Patent Rights” shall mean Patent Rights Covering an Invention made under a Research Plan during the Research Term. A listing of the Collaboration Patent Rights as of the Restatement Date is attached as Appendix 1.28.

1.29	Combination Product

The term “Combination Product” shall mean

a)	a single pharmaceutical formulation containing as its active ingredients both a Degronimid and one or more other therapeutically or prophylactically active ingredients,

b)

a combination therapy comprised of a Degronimid and one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, or

c)

a combination therapy comprised of a Degronimid and a Companion Diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to Product in this Agreement shall be deemed to include Combination Product.

1.30	Commercially Reasonable Efforts

The term “Commercially Reasonable Efforts” shall mean [***].

[***].

1.31	Companion Diagnostic

The term “Companion Diagnostic” shall mean any product or service that:

(a) identifies a person having a disease or condition, or a molecular genotype or phenotype that predisposes a person to such disease or condition, for which a Product could be used to treat and/or prevent such disease or condition;

(b) defines the prognosis or monitors the progress of a disease or condition in a person for which a Product could be used to treat and/or prevent such disease or condition;

(c) is used to select a therapeutic or prophylactic regimen, wherein at least [***] potential therapeutic or prophylactic regimen involves a Product, and where the selected regimen is determined, based on the use of such product or service, to likely be effective and/or to be safe for a person; and/or

(d) is used to confirm a Product’s biological activity and/or to optimize dosing or the scheduled administration of a Product.

1.32	Competitor Company

The term “Competitor Company” shall mean any pharmaceutical or biotechnology company having one or more programs in the field of oncology or hematology.

1.33	Completion

The term “Completion” shall mean the availability of the final study report.

1.34	Compulsory Sublicense Compensation

The term “Compulsory Sublicense Compensation” shall mean, for a given country or region in the Territory, the compensation paid to Roche by a Third Party (a “Compulsory Sublicensee”) under a license or sublicense of any applicable Patent Rights granted to the Compulsory Sublicensee (the “Compulsory Sublicense”) through the order, decree or grant of a governmental authority having competent jurisdiction in such country or region, authorizing such Third Party to manufacture, use, sell, offer for sale, import or export a Degronimid or a Product in such country or region.

1.35	Confidential Information

The term “Confidential Information” shall mean any and all information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”). Confidential Information shall not include any information, data or know-how that:

(a)

was generally available to the public at the time of disclosure, or becomes available to the public after disclosure by the Disclosing Party other than through fault (whether by action or inaction) of the Receiving Party or its Affiliates,

(b)	can be evidenced by written records to have been already known to the Receiving Party or its Affiliates prior to its receipt from the Disclosing Party,

(c)	is obtained at any time lawfully from a Third Party under circumstances permitting its use or disclosure,

(d)	is developed independently by the Receiving Party or its Affiliates as evidenced by written records other than through knowledge of Confidential Information, or

(e)	is approved in writing by the Disclosing Party for release by the Receiving Party.

The terms of this Agreement shall be considered Confidential Information of the Parties.

1.36	Continuation Election Notice

The term “Continuation Election Notice” shall mean the notice C4T provides to Roche under Section 21.3.1 describing (a) C4T’s bona fide intentions to continue ongoing development and commercialization of Reversion Product and (b) C4T’s request for Roche’s continuation of activities during the termination period and/or transfer of the data, material and information relating to the Reversion Products in accordance with Section 21.3.1.

1.37	Control

The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) (a) with respect to Patent Rights and/or Know-How, the possession by a Party of the ability to grant a license or sublicense of such Patent Rights and/or Know-How without violating the terms of any agreement or arrangement between such Party and any other party and (b) with respect to proprietary materials, the possession by a Party of the ability to supply such proprietary materials to the other Party as provided herein without violating the terms of any agreement or arrangement between such Party and any other party. For clarity, Controlled includes owned if the above requirements are satisfied.

1.38	Cover

The term “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, using, offering for sale, promoting, selling, exporting or importing of a given compound, formulation or product would infringe a claim of a Patent Right upon issuance in the absence of a license under or ownership in the Patent Rights to which such claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular claim shall be made on a country-by-country basis.

1.39	Degronimid

The term “Degronimid” shall mean, with respect to a Target, (a) a compound comprising (i) a moiety that binds to that particular Target (“Target Binding Moiety”), (ii) a linker (“Linker”), and (iii) a moiety that binds to the E3 ligase cereblon or another E3 ligase, in possession of or Controlled by C4T or Roche (“E3 Ligase Binding Moiety”), generated under a Research Plan, whose primary mechanism of action is, by design, degradation of such Target, or (b) any salt, polymorph, metabolite, Prodrug, isomer or stereoisomer of the compound in clause (a). The Target Binding Moiety can be a Roche Compound, a compound identified by C4T that binds to Target, or compound identified in literature and agreed-upon by the Parties as part of the Research Plan, or any derivative thereof identified by C4T or Roche during the execution of the Research Plan. For clarity, Target Binding Moiety and Degronimid exclude a separate Linker, a separate E3 Ligase Binding Moiety and a separate Linker bound to an E3 Ligase Binding Moiety. A listing of the Roche Patent Rights on the E3 Ligase Binding Moiety as of the Restatement Date is attached as Appendix 1.39.

1.40	“Detail” “Detailing”

The term “Detail” or “Detailing” shall mean, with respect to a C4T Co-Dev Product, the communication by a Sales Representative to a Prescriber during a sales call (a) involving face-to-face contact or, if permitted by the Co-Detailing Agreement, contact by means of an e-detail or video, (b) describing in a fair and balanced manner the FDA-approved indicated uses and other relevant characteristics of such C4T Co-Dev Product, (c) using the Promotional Materials in an effort to inform Prescribers about a C4T Co-Dev Product for its FDA-approved indicated uses, and (d) made at such Prescriber’s office, at another appropriate alternate care setting, or in any other venue as described in the Co-Detailing Agreement and consistent with Applicable Law, the Co-Detailing Agreement and other industry standards. For the avoidance of doubt, discussions at conventions or other scientific meetings shall not constitute “Details” or “Detailing”.

1.41	Development Costs

The term “Development Costs” shall mean [***].

1.42	Dose Range Finding Study

The term “Dose Range Finding Study” shall mean a toxicology study performed with Degronimids having CLS Achieved to identify Products for which CCS Criteria would be fulfilled.

1.43	[***]

The term “[***]” shall mean [***].

1.44	EU

The term “EU” shall mean the European Union and all its then-current member countries.

1.45	Expert

The term “Expert” shall mean a person with no less than [***] of pharmaceutical industry experience and expertise having occupied at least [***] within a large pharmaceutical company relating to product commercialization and/or licensing but excluding any current or former employee or consultant of either Party. Such person shall be fluent in the English language.

1.46	FBMC

The term “FBMC” shall mean the sum of:

[***]

1.47	FDA

The term “FDA” shall mean the Food and Drug Administration of the United States of America.

1.48	FDCA

The term “FDCA” shall mean the Food, Drug and Cosmetics Act.

1.49	Field

The term “Field” shall mean any use.

1.50	Filing

The term “Filing” shall mean the filing of an application by the FDA as defined in the FDCA and applicable regulations, or the equivalent application to the equivalent agency in any other country or group of countries, the official approval of which is required before any lawful commercial sale or marketing of Products.

1.51	First Commercial Sale

The term “First Commercial Sale” shall mean, on a country-by-country basis, the first invoiced sale of a Product to a Third Party by the Roche Group following the receipt of any Regulatory Approval required for the sale of such Product, or if no such Regulatory Approval is required, the date of the first invoiced sale of a Product to a Third Party by the Roche Group in such country.

1.52	FTE

The term “FTE” shall mean a full-time equivalent person-year, based upon a total of no less than [***] working hours per year, undertaken in connection with the conduct of research in the Research Program. In no circumstance can the work of any given person exceed one (1) FTE.

1.53	GAAP

The term “GAAP” shall mean US Generally Accepted Accounting Principles.

1.54	Generic Product

The term “Generic Product” shall mean a product that is not produced, licensed or owned by the Roche Group that (a) contains a pharmaceutically active ingredient that is the same Target Binding Moiety as present in the Degronimid in the Product, (b) contains an E3 ligase binding moiety, and (c) has the same or substantially the same labelling as the applicable Product for at least one indication of such Product.

1.55	GLP Data Package

The term “GLP Data Package” shall mean a report of all data and results that are to be provided by C4T to Roche at completion of the GLP Tox Studies for a Product (containing all data and results generated under the Research Plan with respect to such Product), such compilation shall comprise a study report either generated by C4T or the contract research organization covered by guidelines for GLP Tox Studies, the CTD (Common Technical Data) table of such report as a separate word document, the SEND (Standard for Exchange of Nonclinical Data) dataset to accompany the final study report, and an independent pathology peer review.

1.56	GLP Tox Study

The term “GLP Tox Study” shall mean a toxicology study of the relationship between dose and its effects on the exposed animal, where (a) the study is to be conducted in accordance with GLP standards and (b) the study has been designed in expectation that the results may support establishment of a safe starting dose of the Product in Clinical Studies.

1.57	Handle

The term “Handle” shall mean preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, re-examination, post-grant reviews, inter-parties reviews, derivation proceedings and opposition proceedings), including discontinuing or abandoning Patent Rights.

1.58	HSR

The term “HSR” shall mean the Hart-Scott-Rodino Antitrust Improvements Act.

1.59	ICD-10

The term “ICD-10” shall mean the Tenth Revision of the International Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification.

1.60	IFRS

The term “IFRS” shall mean International Financial Reporting Standards.

1.61	IND

The term “IND” shall mean an application as defined in the FDCA and applicable regulations promulgated by the FDA, or the equivalent application to the equivalent agency in any other country or group of countries, the filing of which is necessary to commence clinical testing of the Products in humans.

1.62	Indication

The term “Indication” shall mean a distinct type of disease or medical condition in humans to which a Product is directed and eventually approved. [***]

1.63	Initiation

The term “Initiation” shall mean the date that a (a) an animal is first dosed with the Product in a GLP Tox Study, or (b) a human is first dosed with the Product in a Clinical Study approved by the respective Regulatory Authority, as applicable.

1.64	Insolvency Event

The term “Insolvency Event” shall mean circumstances under which a Party (a) has a receiver or similar officer appointed over all or a material part of its assets or undertaking; (b) passes a resolution for winding-up (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court makes an order to that effect or a court makes an order for administration (or any equivalent order in any jurisdiction); (c) enters into any composition or arrangement with its creditors (other than relating to a solvent restructuring); (d) ceases to carry on business; (e) is unable to pay its debts as they become due in the ordinary course of business.

1.65	Invention

The term “Invention” shall mean an invention that is conceived and reduced to practice in connection with any activity carried out pursuant to this Agreement. Under this definition, an Invention may be made by employees of C4T solely or jointly with a Third Party (a “C4T Invention”), by employees of the Roche Group solely or jointly with a Third Party (a “Roche Invention”), or jointly by employees of C4T and employees of the Roche Group with or without a Third Party (a “Joint Invention”).

1.66	Joint Know-How

The term “Joint Know-How” shall mean Know-How that is made jointly by the Parties or their Affiliates or their Sublicensees in connection with any activity carried out pursuant to this Agreement.

1.67	Joint Patent Rights

The term “Joint Patent Rights” shall mean all Patent Rights Covering a Joint Invention.

1.68	JOT

The term “JOT” shall mean a joint operating team established by the JRC under Section 11.7 or by the JDC under Section 11.10.

1.69	JRC

The term “JRC” shall mean the joint research committee described in Article 9.

1.70	Know-How

The term “Know-How” shall mean data, knowledge and information, including materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data, that are necessary or useful for the discovery, manufacture, development or commercialization of Degronimids or Products.

1.71	Lead Identification

The term “Lead Identification” shall mean preclinical development activities performed with respect to each Target with the goal to identify Degronimids with LSI Achieved.

1.72	Lead Optimization

The term “Lead Optimization” shall mean the preclinical development activities performed for each Target following Lead Identification, with the goal to identify Degronimids suitable for GLP Tox Studies and satisfying CCS Criteria for such Target.

1.73	LSI Achieved

The term “LSI Achieved” means that a Degronimid for a Target meets the lead series identification criteria as set forth in the [***] Research Plan attached as Appendix 1.7394 or (b) set forth in any future Research Plan approved by the JRC (“LSI Criteria”).

1.74	Major Countries

The term “Major Countries” shall mean USA, Canada, UK, Germany, France, Italy, and Spain.

1.75	NDA

The term “NDA” shall mean a new drug application, including all necessary documents, data, and other information concerning a Product, required for Regulatory Approval of the Product as a pharmaceutical product by the FDA or an equivalent application to the equivalent agency in any other country or group of countries (e.g. the marketing authorization application (MAA) in the EU).

1.76	Net Sales

The term “Net Sales” shall mean [***].

1.77	New Target

The term “New Target” shall mean any target not included among the [***] Targets selected by Roche and listed in Appendix 1.114, and shall include any protein identified by its UniProt number, including all splice variants, mutants, natural variants, etc. reasonably associated with such UniProt number; but excluding the target BRD4 that is reserved for C4T.

1.78	Original Product

The term “Original Product” shall mean with respect to a particular Target, a Product subject to the Roche Option Right but for which Roche has not yet exercised such Roche Option Right. An Original Product for which the Roche Option Right is designated by the Parties under Section 4.1.6 to be one for which Roche can exercise the Roche Option Right upon receipt of the Phase I Data Package is a “Phase I Completed Original Product”. As of the Restatement Date, Products directed to [***] are deemed Phase I Completed Original Products. For clarity, an Original Product (including a Phase I Completed Original Product) for which Roche exercises the Roche Option Right ceases to be an Original Product (or, if applicable, a Phase I Completed Original Product) as of the time the Roche Option Right is exercised.

1.79	Out of Pocket Costs

The term “Out of Pocket Costs” shall mean direct expenses incurred by either Party or its Affiliates to Third Parties, including payments to contract personnel (including contractors, consultants, contract research organizations and subcontractors).

1.80	Party

The term “Party” shall mean C4T or Roche, as the case may be, and “Parties” shall mean C4T and Roche collectively.

1.81	Patent Rights

The term “Patent Rights” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuation-in-part of any of the foregoing.

1.82	Pharmacovigilance Agreement

The term “Pharmacovigilance Agreement” shall mean an agreement entered into by the Parties to set forth the responsibilities and obligations of the Parties with respect to the procedures and timeframes for compliance with Applicable Laws pertaining to safety of a Product and its related activities.

1.83	Phase I Data Package

The term “Phase I Data Package” shall mean a report of all data and results that are to be provided by C4T to Roche at completion of the Phase I Study (containing all data and results generated through completion of the Phase I Study for such Phase I Completed Original Product). For each Target, the report will address the categories of information (including the criteria within such categories) for a Product in accordance with the Phase I Plan with respect to such Target as set forth in Appendix 1.83. The final criteria within such categories will be determined on a Target-by-Target basis and finalized by the Parties prior to the filing of the first IND for such Target. C4T shall also provide Roche with access to the clinical study database comprising the data in a reasonably clean and organized format.

1.84	Phase I Plan

The term “Phase I Plan” means, for a Phase I Completed Original Product, a plan describing the performance of the Phase I Study for such Phase I Completed Original Product, which is prepared jointly by C4T and Roche and approved by the JDC.

1.85	Phase I Study

The term “Phase I Study” shall mean a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.86	Phase II Study

The term “Phase II Study” shall mean a human clinical trial, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.87	Phase III Study

The term “Phase III Study” shall mean a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to obtain regulatory approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.88	Pivotal Clinical Study

The term “Pivotal Clinical Study” shall mean (a) a Phase III Study, or (b) any other Clinical Study that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, and which Clinical Study is intended to be sufficient for filing an application for a Regulatory Approval for the Product in the U.S.

1.89	Prescriber

The term “Prescriber” shall mean physicians and other health care professionals who are permitted by Applicable Law to prescribe C4T Co-Dev Products.

1.90	Prodrug

The term “Prodrug” shall mean a compound that is initially administered to the body in an inactive (or less than fully active) form, and then becomes converted to its active form through the normal metabolic processes of the body and non-metabolic processes such as pH or hydrolysis driven cleavage processes and intrinsic cleavage based on an internal cyclization-cleavage mechanism.

1.91	Product

The term “Product” shall mean any pharmaceutical product or other product for use in the Field that contains a Degronimid. Products include Original Products, including Phase I Completed Original Products, Roche Products and C4T Co-Dev Products (Roche Products and C4T Co-Dev Products are collectively referred to as “Licensed Products” and a Roche Product or a C4T Co-Dev Product alternatively is referred to as a “Licensed Product”) .

1.92	Promotional Materials

The term “Promotional Materials” shall mean all written, printed, graphic, electronic, audio or video matter, including without limitation journal advertisements, sales visual aids, leave-behind items, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings and sites and broadcast advertisements intended for use or used by or on behalf of either Party or their respective Affiliates in connection with any promotion of a C4T Co-Dev Product for which C4T has exercised the C4T Co-Detail Option Right pursuant to Section 3.1.3.

1.93	Regulatory Approval

The term “Regulatory Approval” shall mean any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations by Regulatory Authority, necessary for the manufacture and sale of a Product in the Field in a regulatory jurisdiction in the Territory.

1.94	Regulatory Authority

The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA, in each country involved in the granting of Regulatory Approval for the Product.

1.95	Research Plan

The term “Research Plan” shall mean, for each Target, a detailed research plan describing preclinical research and development activities up to and including [***]. The Research Plans for Products directed to [***] is attached as Appendix 1.95. For clarity, this Agreement does not need to be amended if the JRC modifies any Research Plan.

1.96	Research Program

The term “Research Program” shall mean, for each Target, the activities undertaken by the Parties pursuant to the Research Plan for that Target to identify and test Degronimids, and such other activities as the Parties may agree in writing.

1.97	Research Term

The term “Research Term” shall mean the period of time in which the activities under the Research Plans shall be conducted, commencing on the Effective Date and continuing until [***] unless terminated earlier pursuant to the terms and conditions of this Agreement.

1.98	Restatement Date

The term “Restatement Date” shall mean [***].

1.99	Reverted Target

The term “Reverted Target” shall mean (a) a Target for which Roche did not exercise its Roche Option Right within the applicable Roche Option Period, including any target that became a Target pursuant to Section 4.1.3, and (b) any Terminated Target.

1.100	Roche Compound

The term “Roche Compound” shall mean any compound that (i) is Covered by Roche IP, (ii) is provided by Roche to C4T for use in a Research Plan or Phase I Plan, and (iii) binds to a Target (including any Target Binding Moiety that contains or incorporates any such compound). Roche shall be free to use Roche Compounds for research, development and commercialization efforts outside this Agreement.

1.101	Roche Group

The term “Roche Group” shall mean collectively Roche, its Affiliates and its Sublicensees.

1.102	Roche IP

The term “Roche IP” shall mean Roche Know-How and Roche Patent Rights.

1.103	Roche Know-How

The term “Roche Know-How” shall mean all Know-How that Roche Controls at the Effective Date and during the Agreement Term related to Roche Compounds, Products, or activities conducted under this Agreement.

1.104	Roche Option Period

The term “Roche Option Period” shall mean, with respect to [***], the period beginning upon [***], and ending upon the earliest of [***]. Such report shall contain the information as described in Appendix 1.103.

The Roche Option Period for any Target other than [***] means the period beginning upon [***], as applicable, and ending upon the earliest of [***]. The procedure for designating an Original Product as a Phase I Completed Original Product is outlined in Section 4.1.6, subject to the escalation procedure in Section 11.5.3.

1.105	Roche Option Right

The term “Roche Option Right” shall mean, with respect to a Target, Roche’s right to obtain a commercial license under Section 2.1.2.

1.106	Roche Patent Rights

The term “Roche Patent Rights” shall mean all Patent Rights that Roche Controls during the Agreement Term Covering a Roche Compound or Product that are required to conduct research in accordance with a Research Plan or to allow C4T to conduct its activities in connection with the exercise of the C4T Co-Dev Option Right or the C4T Co-Detail Option Right. The term

Roche Patent Rights shall include Roche’s interest in the Collaboration Patent Rights. For purposes of clarity, the Patent Rights identified in Appendix 1.106(a) (“Excluded Patent Rights”) are specifically excluded from the Roche Patent Rights. The Patent Rights identified in Appendix 1.106(b) are the Roche Patent Rights as of the Restatement Date.

1.107	Roche Product

The term “Roche Product” shall mean, with respect to a particular Target, (a) an Original Product or (b) Phase I Completed Original Product for which Roche has exercised the Roche Option Right and C4T has not exercised its C4T Co-Dev Option Right, if applicable, to convert this Product into a C4T Co-Dev Product, or a C4T Co-Dev Product for which C4T has exercised its Opt-Out under Section 6.3.5.

1.108	Royalty Term

The term “Royalty Term” shall mean, with respect to a Licensed Product, and for a given country, the period of time commencing on the date of First Commercial Sale of the Licensed Product in such country and ending on the later of the date that is (a) [***] after the date of the First Commercial Sale of the Licensed Product in such country, or (b) the expiration of the last to expire Valid Composition of Matter Claim in such country Covering the use, offering for sale, or sale of the Licensed Product,. [***]

1.109	Sales

The term “Sales” shall mean, for a Product in a particular period, the sum of (a) and (b):

(a) [***].

1.110	Sales Representatives

The term “Sales Representatives” shall mean a pharmaceutical sales representative who is trained with respect to the C4T Co-Dev Products, including its labeling and Promotional Materials, engaged or employed by either Party (as permitted hereunder) to conduct Detailing with respect to the C4T Co-Dev Products in accordance with the terms of this Agreement and the Co-Detailing Agreement.

1.111	[***]

The term “[***]” shall mean [***].

1.112	Sublicensee

The term “Sublicensee” shall mean an entity to which C4T or Roche, as applicable has licensed rights (through one or multiple tiers), other than through a Compulsory Sublicense, pursuant to this Agreement.

1.113	Tactical Plan

The term “Tactical Plan” shall mean [***] or more plans detailing the activities to be performed by each Party in the Co-Detail Territory and the amount of cost to be incurred and anticipated resources to be used during a given Calendar Year period.

1.114	Target

The term “Target” shall mean each of the [***] targets selected by Roche a listing of which as of the Restatement Date is in Appendix 1.114, subject to the target exchange provisions of Section 4.1.3, and shall include any protein identified by its UniProt number, including all splice variants, mutants, natural variants, etc. reasonably associated with such UniProt number.

1.115	Territory

The term “Territory” shall mean [***].

1.116	Third Party

The term “Third Party” shall mean a person or entity other than (i) C4T or any of its Affiliates or (ii) a member of the Roche Group.

1.117	US

The term “US” shall mean the United States of America and its territories and possessions.

1.118	US$

The term “US$” shall mean US dollars.

1.119	Valid Claim

The term “Valid Claim” shall mean [***].

1.120	Valid Composition of Matter Claim

The term “Valid Composition of Matter Claim” shall mean, for a given Product in a given country of the Territory, a Valid Claim that claims the Degronimid per se that is included in such Product.

1.121	Additional Definitions

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
“Accounting Period”	13.1
“Acquired Party”	21.2.3
“Alliance Director”	11.6
“Allowable Exception”	12.5
“Arbitral Tribunal”	23.7.1
“Bankruptcy Code”	22
“Breaching Party”	21.2.1
“C4T Co-Detail Option Right”	3.1.3
C4T Exclusivity Obligations	2.1.3
“C4T Invention”	1.65
“Chairperson”	11.2
“Co-Detailing Agreement”	8.2.1
“Co-Detail Opt-Out	8.2.5
“Compulsory Profit Share Percentage”	12.12.3
“Compulsory Sublicense”	1.34
“Compulsory Sublicensee”	1.34
“Decision Period”	16.5
“Deferrable Amount”	6.3.3
“degronimid”	2.1.1
“Development Plan”	6.3.2
“DFCI”	2.1.7
“Disclosing Party”	1.35
“E3 Ligase Binding Moiety”	1.39
“Excluded Patent Rights”	1.106
“Expert Committee”	12.12.2.1

Definition	Section
Exploit	2.1.2
“Funding Reduction Notice”	6.3.5
“H-W Suit Notice”	16.11
“Indemnified Party”	18.3
“Indemnifying Party”	18.3
“Initial Payment”	12.1
“Initiating Party”	16.5
“JCC”	11.12
“JDC”	11.9
“Joint Invention”	1.65
“Licensed Product”	1.91
“Licensed Products”	1.91
“Linker”	1.39
“Members”	11.2
“Net Sales Threshold”	12.11
“Non-Acquired Party”	21.2.3
“Non-Breaching Party”	21.2.1
“Research Funding”	12.2
“Roche Option Exercise Fee”	12.4
“Roche Option Exercise Period”	3.1.2
“Opt-Out”	6.3.5
“Patent Term Extensions”	16.12
“Payment Currency”	13.3
“Peremptory Notice Period”	21.2.1
“Phase I Completed Original Product	1.78
“Publishing Notice”	20.5
“Publishing Party”	20.5
“Receiving Party”	1.35
“Register”	16.6
“Relative Commercial Value”	12.12.2.1
“Reversion Products”	21.3.1
“Roche Invention”	1.65
“Sensitive Information”	21.2.3
“Settlement”	16.5
“Shared Development Cost Budget”	6.3.2
“SPCs”	16.12
“Suit Notice”	16.5
“Supply Agreement”	7.1
“Target 4”	4.1.2
“Target 5”	4.1.2
“Target 6”	4.1.2
“Target Binding Moiety”	1.39
“Technology Transfer”	7.3
“Terminated Target”	21.3.1
“Unavailable Target”	4.1.3

2. Grant of Licenses and Exclusivity

2.1	Licenses

2.1.1	Research Cross License

Roche hereby grants to C4T a non-exclusive license under Roche IP necessary or useful for C4T to perform its research activities under the Research Plan or Phase I Plan during the Research Term and the term of the Phase I Plan, as applicable. C4T grants to Roche a non-exclusive license under C4T IP and C4T Patent Rights to (a) perform research on degronimids (when not capitalized the term “degronimid” means a Degronimid but the target is not limited to a Target and it need not be generated under a Research Plan), (b) perform its research activities, if any, under this Agreement, (c) select and optimize Degronimids developed under a Research Plan and Phase I Plan as applicable, (d) generate Products including the Degronimids referenced in clause (c), and (e) perform any activities authorized under Section 21.3.3.

2.1.2	Commercial License

Effective upon Roche exercising its Roche Option Right under Section 3.1.2 with regard to a Target and paying the applicable Roche Option Fee, C4T hereby grants Roche for such Target an exclusive (even as to C4T but subject to C4T having the right to perform the activities described in (a) this Agreement that are associated with the exercise of the C4T Co-Dev Option Right and exercise of the C4T Co-Detail Option Right, (b) a Supply Agreement, and (c) a Co-Detailing Agreement) license, including the right to sublicense through multiple tiers, under C4T IP and C4T Patent Rights to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold (collectively, “Exploit”) Licensed Products relating to such Target in the Field in the Territory.

Effective upon the Restatement Date, C4T hereby grants Roche an exclusive license, including the right to sublicense through multiple tiers, under C4T IP and C4T Patent Rights to Exploit products that contain a Target Binding Moiety and are not Licensed Products in the Field in the Territory.

Subject to C4T exercising its C4T Co-Dev Option Right with respect to the applicable Target as set forth in Section 3.1.2, Roche hereby grants to C4T a non-exclusive right and license under the Roche IP to perform its activities under the Development Plan.

Subject to C4T exercising its C4T Co-Detail Option Right with respect to the applicable Target as set forth in Section 3.1.3, Roche hereby grants to C4T a non-exclusive right and license under the (i) Roche Know How and (ii) Patent Rights Controlled by Roche, in each case, that are necessary or useful for C4T to perform its activities pursuant to the Co-Detailing Agreement for C4T or its Affiliates to perform its activities pursuant to the Co-Detailing Agreement.

2.1.3	Commercial License Following Research Program Initiation

Beginning on the date the [***] Research Program is initiated, C4T hereby grants to Roche a non-exclusive, non-revocable, royalty-free license, including the right to sublicense through multiple tiers, under C4T IP and C4T Patent Rights generated after the Effective Date to Exploit products, directed solely to targets that are not subject to any obligation of exclusivity by C4T with respect to any Third Party license in existence as of the Restatement Date or entered into in the field of [***] within [***] after the Restatement Date (“C4T Exclusivity Obligations”), that contain degronimids that are not Licensed Products in the Field in the Territory. Roche shall confer with a Third Party designated by C4T to hold the information on targets subject to the C4T Exclusivity Obligations before exploiting any such C4T IP or C4T Patent Rights in research directed to a particular target to ensure that such target is not subject to the C4T Exclusivity Obligations. The Third Party designated by C4T shall not communicate to C4T the identity of the targets discussed.

2.1.4	Freedom of Operation

C4T hereby grants to the Roche Group and its collaborators freedom to operate under all unpatented C4T Know-How and hereby covenants not to bring legal action of any type or nature against any member of the Roche Group or its collaborators with respect to the use of unpatented C4T Know-How.

2.1.5	Right to Subcontract

Either Party shall have the right to subcontract the work performed under this Agreement; provided that such Party will remain responsible to the other Party for the performance of such work.

2.1.6	Conditions to Sublicense

Either Party’s right to sublicense through multiple tiers shall be conditioned on its Sublicensees, through each tier, agreeing to be bound by the applicable provisions of this Agreement. In addition, the sublicensing Party shall forward to other Party a copy of any and all fully executed sublicenses with Third Parties that are not Affiliates or Chugai (in the case of Roche). Such copy may be redacted with regard to financial terms and confidential information of such Sublicensee and shall be postmarked within [***] after the execution of the sublicense.

2.1.7	Reserved Rights

Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights. The license granted or to be granted by C4T under the C4T IP existing as of the Effective Date is subject to the following reserved rights:

1.

Rights of the United States of America, as set forth in Public Laws 96-517 and 98-620, the regulations promulgated thereunder, and the policy of any funding agencies. Any rights granted hereunder, which are greater than permitted by Public Laws 96-517 and 98-620, are subject to modification as required to conform to the provisions of those statutes.

2.

The right of the Dana Farber Cancer Institute (“DFCI”) to use the C4T IP existing as of the Effective Date for internal, non-clinical, teaching, education and basic research purposes; provided, however, that in no event shall they be used for any drug discovery activities or commercial activities of any kind, or for use in the treatment, diagnosis or prevention of any human diseases or conditions.

3.

DFCI’s right to grant non-exclusive, non-transferable licenses to use the C4T IP existing as of the Effective Date to other academic, governmental or not-for-profit organizations for non-commercial, internal, basic research purposes (but in no case when sponsored by any for-profit entity) and not for use in human subjects, clinical trials or for diagnostic purposes involving human subjects.

2.2	Exclusivity

With respect to a given Target, C4T shall work exclusively with Roche from the Effective Date until [***]. If the maximum number of Target replacements have occurred as provided for in Section 4.1.3, then the exclusivity provisions regarding the [***] Target set forth in this Section 2.2 shall be waived.

3. Option of Roche

3.1	Option Right

3.1.1	Grant of Roche Option Right

C4T hereby grants to Roche an exclusive Roche Option Right for each Target to obtain an exclusive (even as to C4T subject to C4T’s rights in the event C4T exercises its Co-Dev Option Right and/or Co-Detail Option Right)) license, including the right to sublicense through multiple tiers, under C4T IP and C4T Patent Rights to Exploit Products relating to such Target in the Field in the Territory.

3.1.2	Grant of C4T Co-Dev Option Right

Roche hereby grants to C4T an option to co-develop Roche Products relating to [***] or any Target from the C4T Pipeline as set forth in Section 4.1.3 (“C4T Co-Dev Option Right”). On a Target-by-Target basis, C4T shall have the right to exercise the C4T Co-Dev Option Right by giving a written notice prior to the end of the C4T Co-Dev Option Period for such Target to Roche. The C4T Co-Dev Option Right to convert a Roche Product into a C4T Co-Dev Product is applicable to a Roche Product that was originally a Phase I Completed Original Product or to an Original Product for which the start of the Roche Option Period is the receipt of the GLP Data Package. For clarity, as of the Restatement Date, Products directed to [***] are considered C4T Co-Dev Products and no exercise of the C4T Co-Dev Option Right is required.

3.1.3	Grant of C4T Co-Detail Option Right

Roche hereby grants to C4T an option to co-detail C4T Co-Dev Products relating to a Target originating from the C4T Pipeline using C4T Sales Representatives fully dedicated (for [***] from the First Commercial Sale) to the C4T Co-Dev Product in the Co-Detail Territory (“C4T Co-Detail Option Right”). On a Target-by-Target basis, C4T shall have the right to exercise the C4T Co-Detail Option Right by giving a written notice during the C4T Co-Detail Option Period for such Target to Roche. C4T must establish a sales infrastructure and hire Sales Representatives at least [***] prior to the anticipated First Commercial Sale of the first Co-Dev Product directed to the Target for which the C4T Co-Detail Option Right relates, or such other time period as may be agreed upon by the JCC.

3.1.4	Exercise of Roche Option Right

Roche shall have the right to exercise the Roche Option Right for each Target for which a Research Plan has been initiated during the Roche Option Period for such Target by giving a written notice prior to the end of the Roche Option Period for such Target to C4T and paying the corresponding Roche Option Exercise Fee within [***] after exercise of the Roche Option Right and receipt by Roche of an invoice from C4T.

3.1.5	Rights if Roche does not exercise a Roche Option

For any Target to which Roche does not timely exercise its Roche Option Right, effective as of the expiration of the Roche Option Period for such Target, (a) all research and development activities under this Agreement with respect to such Target shall terminate, (b) such Target shall become a Reverted Target, (c) C4T shall retain all rights, title and interest in and to all Original Products for such Target, (d) all rights and obligations (including the licenses to Roche) under this Agreement with respect to such Target shall terminate, and (e) the following rights and licenses shall apply:

3.1.5.1 Roche Know-How/Target License

If and to the extent that any Roche Know-How is necessary for C4T to conduct its internal research activities related to the Reverted Target, Roche hereby grants to C4T a fully-paid up, non-exclusive, worldwide license under such Roche Know-How solely for such purpose (which license C4T may sublicense to Affiliates, collaborators and service providers solely for such purpose, including for any collaboration). To the extent a broader license is desirable by C4T, Roche and C4T will discuss in good faith the terms and conditions for C4T to obtain either a non-exclusive or exclusive, worldwide license (with the right to sublicense through multiple tiers) under such Roche Know-How, to research, develop, manufacture, commercialize and otherwise exploit such Reverted Target.

3.1.5.2 Collaboration Patent Rights License

Roche hereby grants to C4T a fully-paid up, non-exclusive, worldwide license under Roche’s interest in Collaboration Patent Rights related to the Reverted Target for any and all purposes, which license may be sublicensed through multiple tiers to C4T’s Affiliates, collaborators and service providers.]

3.2	Data Reporting, Due Diligence and License Right

3.2.1	Data reporting

C4T shall keep Roche apprised of the status of all activities under each Research Plan using the templates agreed upon under the Original Agreement and Development Plan, and provide Roche with access to any data generated under each Research Plan or Development Plans requested by the JRC or JDC, as applicable. Throughout the Research Term for a given Target, C4T shall provide a list of all Degronimids made under such respective Research Plan and their chemical structures.

3.2.2	Due Diligence

Roche shall have the right to perform due diligence within [***] after receipt of the report on the Dose Range Finding Studies (in case of Products directed to [***]), the GLP Data Package or Phase I Data Package (in case of Products directed to [***]), as applicable. During such [***], representatives of Roche shall have the opportunity to ask questions of and receive answers from representatives of C4T related to the Degronimids, and the Research Program or Phase I Plan and data generated therein. C4T shall respond to Roche’s inquiries in a timely fashion and without delay and shall not withhold any material information from Roche in response to Roche’s inquiries. Roche shall also have the right to perform in vitro and or in vivo preclinical testing of Degronimids having CLS Achieved or meeting CCS Criteria during Dose Range Finding Studies or GLP Tox Studies for the purpose of verifying Degronimid properties for the purpose of exercising the Roche Option Right.

3.2.3	License Rights

If Roche exercises its Roche Option Right in accordance with Section 3.1.2, then the commercial license as set forth in Section 2.1.2 shall immediately come into effect.

4. Research Collaboration

4.1	Conduct of the Research Program

4.1.1	Scope

C4T shall conduct mutually agreed activities pursuant to a Research Plan for each Target. The activities conducted in connection with each Research Program will be overseen by the JRC. The purpose of each Research Plan is to set forth activities designed to discover, generate, engineer and characterize Degronimids. A Research Plan starts with Lead Identification activities.

4.1.2	Target Selection and Research Plan Initiation

As of the Restatement Date, Roche has selected [***] Targets, namely [***]. Research Plans for these [***] Targets have been approved by the JRC and research is being conducted. As of the Restatement Date, [***] is the most advanced program and has passed LSI Achieved. Roche (via the JRC) will select additional Targets for which to initiate Research Plans (up to a total of [***] Research Plans). Roche may select such additional Targets in any order and shall thereafter together with C4T (via the JRC) establish Research Plans for approval by the JRC and initiate Research Plans as follows:

[***]

4.1.3	Target Exchange

A Target may be exchanged as long as a Research Plan has not been initiated or, if a Research Plan has been initiated, prior to completion of such Research Program (i.e., either prior to (a) in the case of [***] the completion of Dose Range Finding Studies or (b) in case of any other Target completion of the GLP-Tox Study). Roche may exchange such Target with (i) another Target from the pool of [***] Targets listed in Appendix 1.114, (ii) any target outside the C4T Pipeline, or (iii) a target within the C4T Pipeline in addition to the Target [***], in case of (ii) and (iii) provided such target is not an Unavailable Target.

A Target may be exchanged more than once. However, the total number of Target exchanges is capped at [***], provided, however that from and after initiation of the Research Plan for Target [***], Roche shall not be permitted to exchange Target [***] more than [***] (or [***] if Roche has already used the [***] Target exchanges). Roche may at its discretion choose [***] from the C4T Pipeline (not counting [***]), and any additional target selection from the C4T Pipeline requires the Parties mutual consent. Such Target exchange and updated Target list shall be documented by written minutes of a JRC meeting and shall replace the list in Appendix 1.114 as per the Restatement Date. Once a Target pursued under a Research Program is exchanged, it shall become a Terminated Target. If a Target not pursued under a Research Program is exchanged, it does not become a Terminated Target, and shall cease to be a Target.

A Target is considered not available at the time of Roche’s request if (a) it is a target from the C4T Pipeline that has reached LSI Achieved, (b) C4T has at least begun the process of licensing such target to a Third Party as evidenced by having has generated a mutually agreed term sheet with such Third Party in relation to the target and is in active negotiations toward a definitive license agreement, or (c) it is a target subject to C4T’s partnership with a Third Party and is exclusively licensed (“Unavailable Target”). If a target is not available at the time of Roche’s request, then C4T shall promptly inform Roche if such target becomes available, including the target BRD4.

4.1.4	Research Plan

Unless decided otherwise by the JRC, the Research Plan for each Target will be updated annually and approved by the JRC. The Research Plan will set forth (a) the activities and the resources that will be dedicated, (b) specific objectives for each year, which objectives as proposed to the JRC by the JOT will be approved, if appropriate, by the JRC as research progresses, and (c) budgets for such activities, including the Shared Development Cost Budget for Dose Range Finding Studies and GLP Tox Studies which are Development Costs under the Research Program. The JRC shall review the Research Plan and Phase I Plan on an ongoing basis and may amend the Research Plan to reflect the updated or amended objectives and the progress made, subject to JRC approval. Any such changes shall be reflected in written amendments to the Research Plan for each Target. Unless otherwise set forth in a Research Plan, C4T shall be responsible for conducting the activities in Lead Identification and Lead Optimization and Dose Range Finding Studies for all Targets as well as GLP Tox Studies for any Target except for [***].

4.1.5	Lead Identification

C4T shall be solely responsible for Lead Identification following the JRC’s approval of the applicable Research Plan, advancing Degronimids with LSI Achieved properties using C4T Technology, in vitro biology assays, in vivo pharmacology animal studies addressing PK/PD relationships and efficacy in relevant animal disease models, and in vitro ADME and safety methods.

4.1.6	Lead Optimization

C4T shall be solely responsible for Lead Optimization following the JRC’s determination that LSI Achieved has been reached for a given Target. C4T shall use Commercially Reasonable Efforts to advance Collaboration Compounds to CLS Achieved using C4T Technology, and in vivo pharmacology animal studies addressing PK/PD relationships and efficacy in relevant animal disease models as well as minitox studies, and in vitro ADME and safety methods. Finally C4T shall undertake Dose Range Finding Studies and other studies and in vitro investigations as required to identify Degronimids meeting the CCS Criteria.

4.1.7	Designation of Phase I Completed Original Product

For all Targets other than [***], upon CLS Achieved for such Target, the Parties through the JRC shall mutually agree on whether the start of the Roche Option Period for such Target is upon receipt of the GLP Data Package, deeming the corresponding Product an Original Product, or upon receipt of the Phase I Data Package, deeming the corresponding Product a Phase I Completed Original Product. (For clarity, Products directed to [***] are considered a Phase I Completed Original Product as of the Restatement Date, and Products directed to [***] are considered Original Products as of the Restatement Date and are not subject to the designation procedure in this section).

4.1.8	GLP Tox Study

Except for Products directed to [***], C4T shall be solely responsible for the conduct of GLP Tox Studies in a rodent and non-rodent species using a CRO approved by the Parties and listed on Appendix 4.1.8) following the JRC’s determination that CCS Achieved has been reached for a Degronimid for a given Target. A GLP Tox Study shall be started for a Product containing a Degronimid for which the JRD has determined that CCS Achieved has been reached. The study protocols for such GLP Tox Studies shall be mutually agreed by the Parties, and the Parties shall discuss and align via the JRC on drug substance and drug product specifications of Products used for such GLP Tox Studies.

4.2	Records; Reports

4.2.1	Inspection

Upon the written request of Roche and not more than [***] in each Calendar Year, C4T shall permit Roche, at Roche’s expense, to have access during normal business hours to those records of C4T that may be necessary to verify the data that were generated under the Research Plans and the basis for any payments hereunder.

4.2.2	Records

Each Party will maintain scientific records, in sufficient detail and in sound scientific manner appropriate for Patent and regulatory purposes and in compliance with cGCP with respect to activities intended to be submitted in regulatory filings (including INDs and BLAs), which will fully and accurately reflect all work done and results achieved in the performance of the Development activities, Clinical Studies with respect to Original Products, Roche Products, C4T Co-Dev Products by such Party.

5. Diligence

Roche and C4T shall use Commercially Reasonable Efforts to perform their respective activities contemplated by this Agreement or as may be agreed upon in any subsequent written agreements with respect to the subject matter hereof. Specifically, C4T agrees to use Commercially Reasonable Efforts to advance the Research Plans and the Phase I Plans, as applicable, to the defined stage of the Roche Option Right, and Roche agrees to use Commercially Reasonable Efforts to pursue further development and commercialization of Licensed Products in the Field in the Territory. Roche shall be deemed to use Commercially Reasonable Efforts if it develops and commercializes for at least [***]. C4T shall ensure that personnel providing work under each Research Plan shall have skills and expertise no les than personnel working on C4T internal projects. Prior to using personnel on a Research Plan, while ensuring continuity of current team leads and team members for [***] as of the Restatement Date, C4T shall provide to Roche the background and expertise of such personnel and reasonably consider Roche’s input regarding the appropriateness of such personnel. The exact number of FTEs and their roles shall be discussed and agreed upon by the JRC and specified in each Research Plan.

6. Development.

6.1	Roche Products

After the exercise of its Roche Option for a Target, and so long as a Roche Product does not become a C4T Co-Dev Product, Roche shall be solely responsible, at Roche’s sole expense, for the manufacture, development, and commercialization of such Roche Products. [***] per Calendar Year, Roche shall inform C4T of the status of its clinical development activities for Roche Products in the Field in the Territory.

6.2	Phase I Completed Original Products

6.2.1	Scope

C4T shall conduct mutually agreed activities pursuant to a Phase I Plan for each Phase I Completed Original Product, subject to the sharing of Development Costs as set forth in Section 12.5. Such activities will be overseen by the JDC. The purpose of each Phase I Plan is to set forth activities designed to generate results that enable the achievement of the Phase I Data Package.

6.2.2	Phase I Plan

Unless decided otherwise by the JDC, the Phase I Plan for each Phase I Completed Original Product will be updated annually and approved by the JDC. The Phase I Plan will set forth (a) the activities and the resources that will be dedicated, (b) specific objectives for each year, which objectives as proposed to the JDC by the JOT will be approved, if appropriate, by the JDC as development progresses, and (c) related Development Costs for such activities as part of the Shared Development Cost Budget. The Shared Development Cost Budget shall include the anticipated Development Costs expected to be incurred pursuant to the Phase I Plan for the remainder of the then current Calendar Year and each of the next up to [***]. Thereafter, annually, the Development Plan and the Shared Development Cost Budget shall be updated by the JDC such that the Shared Development Cost Budget shall always reflect the planned activities under the Phase I Plan for [***]. The JDC shall review the Phase I Plan on an ongoing basis and may amend the Phase I Plan to reflect the updated or amended objectives and the progress made, subject to JDC approval. Any such changes shall be reflected in written amendments to the Phase I Plan for each Phase I Completed Original Product. Drafting of the Phase I Plan shall be initiated prior to completion of a GLP Tox Study for such Phase I Completed Original Product. Roche together with C4T shall establish Phase I Plans for approval by the JDC, satisfying the Phase I Data Package.

6.2.3	Updates

C4T shall periodically provide to the JDC an update regarding development activities conducted by or on behalf of C4T with respect to Phase I Completed Original Products.

6.3	C4T Co-Dev Products

6.3.1	C4T-Co Dev Products

Subject to the terms of this Section 6.3 and Section 12.4, C4T and Roche shall be responsible for the development of C4T Co-Dev Products in the Territory in accordance with this Section 6.3, and subject to the sharing of Development Costs as set forth in Section 12.5.

6.3.2	Development Plan

Within [***] after exercising the C4T Co-Dev Option for a Target for which Roche has exercised the Roche Option, Roche shall provide C4T with an initial development plan (“Development Plan”) and a budget for C4T Co-Dev Products for such Target outlining the planned activities and related Development Costs (“Shared Development Cost Budget”) for such Development Plan to be approved by the JDC. The Shared Development Cost Budget shall include the anticipated Development Costs pursuant to the Development Plan for the remainder of the then current Calendar Year and each of the next [***] expected to be incurred. Thereafter, annually, the Development Plan and the Shared Development Cost Budget shall be updated by the JDC such that the Shared Development Cost Budget shall always reflect the planned activities under the Development Plan for [***].

6.3.3	Deferrable Amounts.

If the annual update to the Development Plan for such a C4T Co-Dev Product results in the Shared Development Cost Budget for the next Calendar Year of the Shared Development Cost Budget increasing by more than [***] from the then current Shared Development Cost Budget for the then-current Calendar Year, after taking into consideration any Allowable Exceptions, then C4T shall have the right to elect to defer payment of its share of actually incurred Development Costs for such Target for such Calendar Year exceeding such percentage of the previous Shared Development Cost Budget for such Target for such Calendar Year (such amount a “Deferrable Amount”). If C4T elects to make such deferral, C4T shall pay to Roche any such Deferrable Amount within [***] following the Calendar Year in which such overrun occurred; provided that, at any time Roche may elect to deduct such Deferrable Amount from the next Development Event milestone payment payable from Roche to C4T if such event occurs prior to repayment by C4T. Notwithstanding the foregoing, all payments that C4T has deferred pursuant to this Section 6.3.3 shall become payable at the earlier of (a) the end of the [***] period described above and (b) the effective date of termination.

6.3.4	Updates

Roche will periodically provide to the JDC an update regarding development activities conducted by or on behalf of Roche with respect to C4T Co-Dev Products.

6.3.5	C4T’s Opt-Out

On a C4T Co-Dev Product-by-C4T Co-Dev Product basis, C4T may elect to cease participation in funding and conducting development of such C4T Co-Dev Product (each a “Opt-Out”) by providing Roche with at least [***] prior written notice before anticipated initiation of the next Clinical Study as described in the Development Plan, and the effective date of such Opt-Out shall be the date of initiation of such next Clinical Study, and (a) C4T shall continue to be responsible for reimbursement of its share of Development Costs incurred by the Parties under the Development Plan for any Clinical Studies ongoing as of the effective date of such Opt-Out through Completion of such Clinical Studies; (b) C4T shall have no further responsibility with respect to Clinical Studies initiated as of or after the effective date of such Opt-Out; (c) the license granted by Roche to C4T with respect to the development of such C4T Co-Dev Product shall terminate; (d) such C4T Co-Dev Product shall thereafter be considered a “Roche Product” hereunder and C4T shall be entitled to royalties for Net Sales of such Roche Product in accordance with Section 12.12; and (e) Roche shall have sole discretion over the continued conduct of the development and commercialization with respect to such Product, subject to Section 6.1.

Additionally, on a C4T Co-Dev Product-by-C4T Co-Dev Product basis, if the Shared Development Costs Budget for the currently ongoing Clinical Trial(s) increases by greater than [***] from the Shared Development Costs Budget last agreed prior to entry of such Clinical Trial(s) for such Collaboration Product, then C4T shall have the right, exercisable by C4T delivering written notice to Roche, to no longer fund all or any portion of such amounts in excess of such [***] increase for such ongoing Clinical Trial(s) (“Funding Reduction Notice”), and specifying the portion in excess of such [***] increase it will no longer fund for such ongoing Clinical Trial(s). If C4T delivers a Funding Reduction Notice pursuant to this Section 6.3.5, then C4T shall not be required to fund such portion of the amounts in excess of such [***] increase with respect to the applicable C4T Co-Dev Product, subject to a reduction of the royalty increase in Section 12.12.2 (Royalty Rates).

7. Manufacturing

7.1	General

Prior to Roche’s exercise of the Roche Option Right for a Target, C4T has responsibility for the manufacture of Degronimids, Original Products and Phase I Completed Original Products, subject to the oversight of the JRC or JDC, in accordance with the applicable Research Plan and Phase I Plan for such Target. Such manufacturing shall occur at CMOs approved by Roche set forth on Appendix 7.1. Roche shall assist C4T in receiving access to such CMOs in the Roche network. Notwithstanding the above,

(a)

for Products directed to [***], Roche shall have the right, but not the obligation, at its own cost, to take over manufacturing of such Products prior to exercise of the Roche Option for use in GLP Tox Studies or Clinical Studies; and

(b)

for Products directed to Targets other than [***], Roche shall have the right, but not the obligation, to take over manufacturing of such Products prior to exercise of the Roche Option for use in GLP Tox Studies or Clinical Studies and subject to the sharing of Development Costs.

If requested by a Party, the other terms under which a Party will manufacture Degronimids, Original Products and Phase I Completed Original Products will be set forth in one or more manufacturing and supply agreements to be entered into between the Parties (each a “Supply Agreement”). Such Supply Agreement will contain customary terms and conditions, including quality and supply failure remedies, and otherwise be consistent with this Agreement and Roche quality standards.

7.2	Roche Option; C4T Co-Dev Products

After Roche’s exercise of the Roche Option for a Target, and C4T’s subsequent exercise of its C4T Co-Dev Option Right, Roche shall have the right, but not the obligation, to take over manufacturing of all C4T Co-Dev Products for such Target. After Roche’s exercise of the Roche Option for a Target (for which C4T does subsequently not exercise the C4T Co-Dev Option Right, or if a Product ceases to be a C4T Co-Dev Product as a consequence of C4T exercising its Opt-Out right), Roche shall be responsible for manufacturing all such Roche Product for such Target.

7.3	Technology Transfer

Roche shall have the right, but not obligation, to request a technology transfer at any time however no later than [***] after exercising the Roche Option for a given Target. Within [***] upon such request of Roche, C4T shall complete the transfer of all its C4T Know-How relating to the manufacturing of the Degronimids, Roche Products and C4T Co-Dev Products for such Target to Roche and/or one or more CMOs designated by and contracting directly with Roche with the goal of enabling Roche and/or its designated CMO to manufacture such Degronimids, Roche Products and C4T Co-Dev Products (“Technology Transfer”). The Parties will agree in good faith on a Technology Transfer protocol defining the scope and conditions of transfer. Roche shall reimburse C4T for any reasonably incurred Out of Pocket Costs incurred in the conduct of such Technology Transfer.

8. Commercialization

8.1	General

Roche, at its own expense, shall have sole responsibility and decision making authority for the marketing, promotion, sale and distribution of Roche Products. For C4T Co-Dev Products, subject to C4T’s Co-Detailing Option as set forth in Section 3.1.3, Roche shall be responsible for the marketing, promotion, sale and distribution of the C4T Co-Dev Products in the Territory, and all costs associated therewith. Throughout the Territory, Roche shall book all sales of Roche Products and C4T Co-Dev Products.

8.2	Co-Detailing

8.2.1	Tactical Plan and Agreement

Within [***] after C4T’s exercise of a C4T Co-Detail Option Right, the JCC shall meet and discuss (a) a plan for co-Detailing the C4T Co-Dev Product prepared by Roche (the “Tactical Plan”), (b) C4T’s obligations under the Tactical Plan, and (c) expected amount of compensation, on an FTE basis, to be paid for C4T for its co-Detailing efforts. Within [***] after C4T’s exercise of such C4T Co-Detail Option Right, the Parties shall negotiate in good faith and execute a co-Detailing agreement, which shall specify the terms and conditions of the co-Detailing arrangement between the Parties in the US in the event C4T exercises a C4T Co-Detail Option with respect to the applicable C4 Co-Dev Product, and shall be consistent with the terms and conditions set forth in Appendix 8.2.1 (the “Co-Detailing Agreement”).

8.2.2	Commercialization Efforts

In the Co-Detail Territory, C4T shall use Commercially Reasonable Efforts to Detail each C4T Co-Dev Product for which it has exercised its C4T Co-Detail Option Right for such Target, and perform activities assigned to C4T in the Tactical Plan.

8.2.3	Tactical Plan and Budget

A Tactical Plan and associated budget for each C4T Co-Dev Product in the Co-Detail Territory shall be prepared by Roche and approved by the JCC. Either Party may propose amendments to the Tactical Plan, which must be approved by the JCC.

8.2.4	Recall

Roche shall provide prompt written notice to C4T in the event of a recall of any C4T Co-Dev Products in the Co-Detail Territory, and shall be solely responsible for handling such recall. For clarity, Roche shall be solely responsible for the expenses of a recall of C4T Co-Dev Product in the Co-Detail Territory, including without limitation the expenses related to maintaining a call center and responding to consumer and physician inquiries. C4T shall cooperate with Roche in the event of any such recall, including by providing Sales Representative support during such recall.

8.2.5	Co-Detail Opt-Out

On a C4T Co-Dev Product-by-C4T Co-Dev Product basis, C4T may elect to cease participation in the co-Detailing such C4T Co-Dev Product (each a “Co-Detail Opt-Out”) by providing Roche with [***] prior written notice. If C4T elects to exercise its Opt-Out with respect to any C4T Co-Dev Product, then upon the effective date of such Opt-Out, (a) C4T shall continue to be responsible for its obligations under the Tactical Plan and Co-Detailing Agreement prior to the expiration of the [***] notice period for such Opt-Out; (b) C4T shall have no further responsibility with respect to the Detailing of such C4T Co-Dev Product, except as set forth in the foregoing clause (a); (c) the license granted by Roche to C4T with respect to co-Detailing such C4T Co-Dev Product shall terminate; (d) such C4T Co-Dev Product shall thereafter remain a C4T Co-Dev Product, for which C4T has not exercised its C4T Co-Detail Option Right and (e) Roche shall have sole discretion over the continued conduct of the commercialization with respect to such C4T Co-Dev Product in accordance with Section 8.1.

9. Regulatory

9.1	Phase I Completed Original Products

C4T shall have the right and responsibility for all regulatory affairs related to Phase I Completed Original Products, including filing the IND in the US for each such Phase I Completed Original Product. All proposed communications with Regulatory Authorities shall be provided by C4T to Roche for Roche’s review and comments, which shall be reasonably considered by C4T, and Roche shall have the right to attend all meetings with Regulatory Authorities as an observer. After exercise of the Roche Option with regard to a Phase I Completed Original Product, C4T shall transfer the IND to Roche.

9.2	Licensed Products

After Roche’s exercise of its Roche Option for a Target, Roche shall be solely responsible at its own expense for all regulatory affairs related to Licensed Products in the Field in the Territory. Roche shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for all Licensed Products in the Field in all countries in the Territory. Roche or its Affiliates shall own and file in their discretion all regulatory filings and Regulatory Approvals for all Licensed Products in the Field in all countries of the Territory.

10. Adverse Events

Each Party shall inform the other Party about all serious adverse events of which it becomes aware occurring or having occurred in connection with the use of a Product.

C4T, at its sole cost, shall report to appropriate Regulatory Authorities in accordance with local requirements all adverse events related to use of the Phase I Completed Original Products, as well as any Reversion Product. Roche, at its sole cost, shall report to appropriate Regulatory Authorities in accordance with local requirements all adverse events related to use of Licensed Products.

C4T will maintain a safety database for Phase I Completed Original Products, and Roche will maintain a safety database for all other Products, to manage safety data collected and fulfill their regulatory requirements. After transfer of historical clinical safety data, Roche shall maintain the global safety database for the Product, which will be searched to provide answers to safety queries, for the preparation of Analysis of Similar Events (ASIMEs) and for safety reports. All reasonable assistance in responding to safety inquiries will be provided to each Party upon request.

The Parties mutually agree to execute one or more separate Pharmacovigilance Agreement(s) as deemed applicable by the Parties specifying the procedures and timeframes for compliance with Applicable Law pertaining to safety reporting of each Licensed Product and their related activities.

11. Governance

11.1	Committees

The Parties shall establish committees to oversee activities under this Agreement, a JRC to oversee the Research Plan activities under this Agreement, a JDC to oversee all activities of any Phase I Plans for a Phase I Completed Original Products and clinical development of any C4T Co-Dev Products, and a JCC to oversee co-Detailing activities for C4T Co-Dev Products for which C4T has exercised its C4T Co-Detail Option.

11.2	Members

The JRC, JDC or JCC, as applicable, shall be composed of [***] persons (“Members”). Roche and C4T each shall be entitled to appoint [***] Members with appropriate seniority and functional expertise to empower the JRC, JDC, or JCC, as applicable, to rapidly make decisions. Andy Phillips shall be one of the [***] Members appointed by C4T to serve on the JRC, or if Andy Phillips is no longer employed by C4T, then C4T’s Chief Scientific Officer shall be one of the [***] Members appointed by C4T to serve on the JRC. If C4T’s Chief Scientific Officer is already a member, then the next most senior scientific leader of C4T will also be one of the [***] Members appointed by C4T to serve on the JRC. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [***] prior to the next scheduled meeting of the JRC, JDC or JCC, as applicable. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts, including the Alliance Director, and/or advisors to attend part or the whole committee meeting with prior notification to the committee, provided that such experts and/or advisors are bound by obligations of confidentiality and non-use consistent with those mandated for the Parties under this Agreement. Members may be represented at any meeting by another person designated by the absent Member. The JRC, JDC and JCC shall be chaired by a Member of the Party that has final say with respect to decision making (“Chairperson”).

11.3	Meetings

The Chairperson or his/her delegate will be responsible for sending invitations and agendas for all JRC, JDC or JCC meetings to all Members at least [***] before the next scheduled meeting of the JRC, JDC or JCC, as applicable. The venue for the meetings shall be agreed by the JRC JDC, or JCC as applicable. Each committee shall hold meetings at least [***] per Calendar Year, either in person or by tele-/video-conference, and in any case as frequently as the Members of such committee may agree shall be necessary, but not more than [***] a year, unless the relevant committee agrees unanimously to additional meetings. The Alliance Director (as defined in Section 11.15) of each Party may attend the committee meetings as a permanent participant.

11.4	Minutes

The Chairperson will be responsible for designating a Member to record in reasonable detail and circulate draft minutes of committee meetings to all members of the committee for comment and review within [***] after the relevant meeting. The Members of the committee shall have [***] to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the committee within [***] of the relevant meeting. The Chairperson approves the final version of the minutes before its distribution.

11.5	Decisions

11.5.1	Decision Making Authority

Each committee shall decide matters within its responsibilities set forth in Section 11.6 for the JRC, Section 11.8 for the JDC, or Section 11.13 for the JCC.

11.5.2	Consensus; Good Faith

The Members of the JRC, JDC and JCC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JRC. The Parties shall endeavor to make decisions by consensus.

11.5.3	Escalation

If the JRC, JDC or JCC, as applicable, is unable to decide a matter by consensus within [***] after the date such matter is referred to such committee, then such matter shall be referred to the CEO of C4T and the Head of Partnering for Roche, or their designees, who together shall use reasonable and good faith efforts to reach a decision by consensus within [***] after the date such matter is referred to them. If the Parties still fail to reach a decision within such [***], then the final decision shall be [***]. The Party exercising such final decision shall do so in good faith. Any such decision shall constitute a decision of the JRC, JDC, or JCC, as applicable.

Notwithstanding the above:

[***]

11.6	Joint Research Committee

The Parties have established a Joint Research Committee to oversee the Research Plan activities under this Agreement. The JRC shall remain in effect for so long as there is Research Plan under this Agreement.

11.7	Responsibilities of the JRC

The JRC shall have the responsibility and authority, subject to the other provisions of this Agreement, including Sections 11.5 and 11.16, to:

(a)	approve each Research Plan and its objectives;

(b)	update Roche on the C4T Pipeline and the targets in the C4T Pipeline on an ongoing basis, and at least [***] in advance of lead optimization;

(c)	approve any revisions to the Research Plans;

(d)	maintain an updated list of Targets and a tally of the number of Target exchanges;

(e)

review and oversee the execution of the Research Plan and updates to the Shared Development Cost Budget, including providing a rolling [***] estimate at each JRC meeting for the [***] period following such JRC meeting;

(f)	monitor the Shared Development Costs and manage reimbursement to C4T as set forth in Section 11.7;

(g)	establish and set expectations and mandates for its JOT;

(h)	create or disband its JOT as deemed appropriate;

(i)	oversee its JOTs, if applicable;

(j)	maintain a list of Degronimids actually reduced to practice under the Research Plans;

(k)	determine when and where to perform any pre-formulation activities, salt screening and polymorph screening in accordance with CLS Criteria and CCS Criteria;

(l)	verify whether Roche manufactures Degronimids for GLP Tox Studies (e.g. manufacturing process optimization, GLP Tox formulation, GLP analytics), as set forth in Section 7.1.;

(m)	align on the drug substance and drug product specifications for the batches used for the GLP Tox Studies as set forth in Section 4.1.6;

(n)	align on the drug substance and drug product strategy, including stability program, and its execution for the drug product used for the GLP Tox Studies;

(o)	review the GLP Tox Study protocol, e.g. with respect to study design, dose selection or GLP exposure measurements as set forth in Section 4.1.6;

(p)	oversee manufacture and release of drug substance and drug product batches to be used in GLP Tox Studies;

(q)	establish timelines for research decision points;

(r)	determine whether success criteria have been met (LSI Achieved, CLS Criteria and CCS Criteria);

(s)	review the efforts of the Parties and allocate those resources for the Research Plan (including the budget);

(t)	monitor and implement the transfer of the C4T Technology to Roche as set forth in Section 7.3;

(u)	monitor and implement the transfer of the Degronimids and Product to Roche; and

(v)	attempt to resolve any disputes on an informal basis.

The JRC shall have no responsibility and authority other than that expressly set forth in this Section 11.7.

11.8	Lifetime of the JRC

The JRC shall remain in effect during the Research Term and shall be dissolved at the end of the last Research Plan.

11.9	Joint Development Committee

The Parties shall form a Joint Development Committee (“JDC”) within [***] after the Initiation of the GLP Tox Study in the first species for a given Target to oversee all activities of a Phase I Plan of a Phase I Completed Original Product as well as clinical development of any C4T Co-Dev Products. For the Phase I Plan, the JDC shall seek to make decisions by consensus. In the event of deadlock, there will be an escalation procedure to senior scientific management as set forth in Section 11.5.3.

11.10	Responsibilities of the JDC

The JDC shall have the responsibility and authority with respect to Phase I Plans for Phase I Completed Original Products and the clinical development of C4T Co-Dev Products to:

(a)	Approve each Phase I Plan (if for a Phase I Completed Original Product) and Development Plan (if for a C4T Co-Dev Product);

(b)	Approve any revisions to the Phase I Plan and Development Plan under (a);

(c)	Review and oversee the execution of the Phase I Plan and Development Plan under (a) and oversee the progress of activities under such plans;

(d)	Oversee the Phase I Study of Phase I Completed Original Products;

(e)	Oversee the Clinical Studies of C4T Co-Dev Products;

(f)	Establish timelines and criteria for development decision points;

(g)	Review and discuss filing of the IND for each Phase I Completed Original Product;

(h)	Determine whether development success criteria have been met (Phase I Data Package);

(i)	Review the efforts of the Parties and allocate those resources for the Phase I Plan and Clinical Studies;

(j)	review regular updates to the Shared Development Cost Budget for Development Costs as set forth in Sections 6.2.2 and 6.3.2;

(k)	identify appropriate resources necessary to conduct the Development Plan;

(l)	establish and set expectations and mandates for its JOT;

(m)	create or disband its JOT as deemed appropriate;

(n)	oversee its JOT, if applicable;

(o)

align on the drug substance and drug product strategy, including stability program, and its execution for the drug product used for the Phase I Studies of Phase I Completed Original Products; (p) oversee manufacture and release of drug substance and drug product batches to be used for Phase I Studies of Phase I Completed Original Products;

(p)

depending on the Clinical Studies following Phase I Studies of C4T Co-Dev Products, approve the appropriate CMC strategy for drug substance and drug product to be used in either Phase II Studies or Phase III Studies and oversee its execution;

(q)

define the drug substance and drug product specifications for the batches used for Phase I Studies of Phase I Completed Original Products and any batches made prior to Roche exercising the Roche Option Right of Phase I Completed Original Products for the subsequent Phase II Studies and/or Phase III Studies after exercise of the Roche Option Right; and

(r)	Attempt to solve any disputes on an informal basis.

The JDC shall have no responsibility and authority other than that expressly set forth in this Section 11.10.

11.11	Lifetime of JDC

The JDC shall remain in effect for so long as there is a Phase I Plan under this Agreement, or a C4T Co-Dev Product is undergoing clinical development under a Development Plan.

11.12	Joint Commercialization Committee

If C4T exercises it’s a C4T Co-Detail Option Right, the Parties shall establish a Joint Commercialization Committee (“JCC”) to coordinate the co-Detailing activities of the Parties.

11.13	Responsibility of the JCC

The JCC shall have the responsibility and authority with respect to C4T Co-Dev Products for which C4T has exercised the C4T Co-Detail Option to:

(a)	approve each Tactical Plan for each C4T Co-Dev Product for which C4T has exercised its C4T Co-Detail Option Right;

(b)	revise and approve any revisions to each Tactical Plan;

(c)	review and oversee the execution of each Tactical Plan and oversee the progress of activities under such plan;

(d)	coordinate activities designed to create, provide training for, deploy, and manage a sales force for each C4T Co-Dev Product for which C4T has exercised its C4T Co-Detail Option;

(e)	coordinate sales force responsibilities, and communicate adjustments in sizing of such sales force for each C4T Co-Dev Product for which C4T has exercised its C4T Co-Detail Option as appropriate;

(f)	establish timelines and criteria for decision points;

(g)	determine whether success criteria have been met;

(h)	identify appropriate resources necessary to conduct each Tactical Plan; and

(i)	attempt to resolve any disputes on an informal basis.

The JCC shall have no responsibility and authority other than that expressly set forth in this Section 11.13, unless mutually agreed by the Parties.

11.14	Lifetime of the JCC

The JCC shall remain in effect for so long as the Parties are co-detailing a C4T Co-Dev Product and shall end upon the conclusion of activities under the last Tactical Plan.

11.15	Alliance Director

Each Party shall appoint one person to be its point of contact with responsibility for facilitating communication and collaboration between the Parties (each, an “Alliance Director”). The Alliance Directors shall be permanent participants of the JRC meetings (but not members of the JRC). The Alliance Directors shall facilitate resolution of potential and pending issues and potential disputes to enable the JRC to reach consensus and avert escalation of such issues or potential disputes.

11.16	Limitations of Authority

No committee shall have authority to amend or waive any terms of this Agreement, nor shall any committee have the authority to determine whether a Party is in breach of this Agreement.

11.17	Expenses

Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with the committees established under this Agreement.

11.18	Lifetime

The JRC shall remain in effect during the Research Term and shall be dissolved at the end of the last Research Plan.

12. Payments

12.1	Initial Payment

Within [***] after the Restatement Date and receipt of an invoice from C4T, Roche shall pay to C4T a non-refundable initial payment (“Initial Payment”) of [***].

12.2	Cost under the Research Plan

In partial consideration for C4T’s activities under the Research Plans, Roche will pay C4T [***] annually for each active Research Plan. The payments shall be made in quarterly installments of [***] payable at the end of the Calendar Quarter and within [***] after receipt of an invoice from C4T for each Research Plan until the earliest of ([***] (the “Research Funding”). Notwithstanding the foregoing, for [***] the annual payment of [***] shall be made in quarterly installments payable on at the end of the Calendar Quarter and within [***] after receipt by Roche of an invoice from C4T, provided [***] has not been terminated beforehand. For clarity, after [***] there shall be no further Research Funding payable by Roche for [***].

12.3	Development Costs for Dose Range Finding Studies and GLP Tox Studies

The Parties will share equally the Development Costs for (a) Dose Range Finding Studies for all Targets including [***], and (b) GLP Tox Studies for all Targets excluding [***] (for which Roche shall perform such studies after exercising its Option Right). Except as set forth in this Section 12.3, each Party shall be responsible for its own costs in the conduct of each Research Plan.

12.4	Costs for Phase I Completed Original Products.

The Parties will share equally the Development Costs of the Phase I Studies (i.e. fifty percent (50%) will be paid by C4T and fifty percent (50%) will be paid by Roche) for Phase I Completed Original Products.

12.5	Development Costs for C4T Co-Dev Products.

Following C4T’s exercise of its option to convert a Roche Product into a C4T Co-Dev Product, C4T and Roche shall share the Development Costs for such C4T Co-Dev Product incurred subsequent to such option exercise as follows: [***] of the Development Costs will be paid by Roche and [***] of the Development Costs will be paid by C4T until such C4T Co-Dev Product has received Regulatory Approval, as well as any post-approval Clinical Studies supporting the first approved Indication as well as any Clinical Studies necessary to receive Regulatory Approval for additional Indications and any post-approval Clinical Studies supporting such additional Indication.

12.6	Shared Development Costs

This Section 12.6 applies to Development Costs for Dose Range Finding Studies and GLP Tox Studies for Original Products, to Development Costs for Phase I Completed Original Products and to Development Costs for C4T Co-Dev Products.

12.6.1 Budgetary Overuns

If a Party’s actually incurred Development Costs for the current Calendar Year exceeds [***] of the then current Shared Development Cost Budget, such excess portion of Development Costs shall be entirely borne by the Party that exceeded the Shared Development Cost Budget provided that the JDC shall have the right during a Calendar Year to update the Shared Development Cost Budget in the event of (a) faster than planned Clinical Study enrollment or faster than planned progress in the Development Plan, (b) written guidance or requirements from a Regulatory Authority that would result in amendments to the Development Plan or (c) mutual agreement by the Parties to amend the Phase I Plan or the Development Plan, each of (a), (b) and (c) an “Allowable Exception”. Additional Development Costs incurred in a Calendar Year resulting from an Allowable Exception shall be subject to sharing of Development Costs pursuant to this Section 12.5.

12.6.2 Reconciliation of Development Costs.

Commencing with the first Calendar Quarter immediately following a Party incurring Development Costs under this Agreement for Original Products, Phase I Completed Original Products, and C4T Co-Dev Products that are shared in accordance with this Section 12.6.2, within [***] after the end of each Calendar Quarter during which either Party incurs such Development Costs, each Party shall submit to a finance designee of the other Party a report setting forth a good faith estimate of the Development Costs it incurred in such Calendar Quarter for such Products as detailed in the Research Plan, Phase I Plan, or Development Plan respectively, as approved by the JRC or JDC, as applicable. Within [***] following the end of such Calendar Quarter, each Party shall update such report to reflect the final amount of Development Costs incurred by such Party; provided that if there are any Development Costs incurred in such Calendar Quarter that a Party is unable to timely include in such financial report, then such amount shall be included and reconciled in the financial report in a future Calendar Quarter. Each such report shall specify in reasonable detail costs incurred and shall include reasonably detailed supporting information. Within [***] after receipt of such reports, the finance designees from both Parties shall confer and agree in writing on the amount of such reconciliation payment, so that the Parties share Development Costs in accordance with this Section 12.6.2. The Party required to pay such reconciliation payment shall make such payment to the other Party within [***] after the end of each Calendar Quarter and receipt of an invoice from the other Party; provided, however, that in the event of any disagreement with respect to the calculation of such reconciliation payment, any undisputed portion of such reconciliation payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [***] after the date on which the Parties, using good faith efforts, resolve the dispute and the Party owing the disputed portion receives an invoice from the other Party.

12.7	Fee upon LSI Achieved.

For each Target, except [***], within [***] after (a) LSI Achieved for such Target and (b) receipt by Roche of an invoice from C4T, Roche shall pay C4T [***] per Target.

12.8	Fee Upon Initiation of GLP Tox Studies,

For each Target except [***], within [***] after both (a) Initiation of GLP Tox Studies for the first Product directed to such Target and (b) receipt by Roche of an invoice from C4T, Roche shall pay C4T [***].

12.9	Option Exercise Fees

If Roche exercises its Roche Option Right for a Target, then Roche shall pay a Roche Option Right exercise fee (“Roche Option Exercise Fee”) as set forth below within [***] after exercise of the Roche Option Right and receipt by Roche of an invoice from C4T:

(a)	[***] for [***];

(b)	[***] for [***];

(c)	[***] for any Target other than [***] for which the corresponding Product has been designated as a Phase I Completed Original Product; and

(d)	[***] for any Target other than a Target mentioned in (a), (b), or (c) above for which corresponding Product is not a Phase I Completed Original Product.

12.10	Development Event Payments

Roche shall make payments in relation to the achievement of events with respect to Products directed towards a given Target. The development event payments under this Section 12.10 shall be paid as follows:

For [***], Roche shall pay C4T up to a total of [***] the following set of one-time milestone event payments for the first achievement of each of the corresponding milestone events by the first Licensed Product covered by Valid Composition of Matter Claim (since Phase I Study Initiation, Phase II Study Initiation and Phase III Study Initiation are not specific to a given country or region, the presence or absence of a Valid Composition of Matter Claim is to be based on the US Patent Rights):

Development Event	First Licensed Product, first Indication (US$ million)	First Licensed Product, second Indication (US$ million)	First Licensed Product, third Indication (US$ million)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total	[***]	[***]	[***]

[***]

For [***] as well as any other Target for which the corresponding Roche Product has been designated a Phase I Completed Original Product, Roche shall pay C4T up to a total of [***] in relation to the following one-time milestone event payments for the first achievement of each of the corresponding milestone events by the first Licensed Product covered by a Valid Composition of Matter Claim:

Development Event	First Licensed Product, first Indication (US$ million)	First Licensed Product, second Indication (US$ million)	First Licensed Product, third Indication (US$ million)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total	[***]	[***]	[***]

[***]

For any other Target for which the corresponding Roche Product had not been designated a Phase I Completed Original Product (and thus the start of the Roche Option Period was upon receipt of the GLP Data Package), Roche shall pay C4T up to a total of [***] in relation to the following one-time milestone event payments for the first achievement of each of the corresponding milestone events by the first Licensed Product covered by a Valid Composition of Matter Claim:

Development Event	First Licensed Product, first Indication (US$ million)	First Licensed Product, second Indication (US$ million)	First Licensed Product, third Indication (US$ million)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total	[***]	[***]	[***]

[***]

The milestone payments in this Section 12.10 shall be paid in full for Licensed Products that are Covered by a Valid Composition of Matter Claim in the relevant country or region. For Licensed Products not Covered by a Valid Composition of Matter Claim in the relevant country or region, the above milestone payments beginning with and including Phase III Study Initiation onwards shall be reduced by [***] in the relevant country or region. For clarity, there shall not be any payment for any of the above milestone events prior to Phase III Study Initiation where the Licensed Product is not covered by a Valid Composition of Matter Claim.

If development of the first Licensed Product for a given Target is terminated, then the next Licensed Product shall become the first Licensed Product for that same Target with regard to development event payments that have yet to be achieved, and so on.

For example, [***].

[***].

Upon reaching each development event, Roche shall timely notify C4T and each Development Event Payment shall be paid by Roche to C4T within [***] after both (a) the occurrence of the applicable event and (b) receipt by Roche of an invoice from C4T.

12.11	Sales Based Events

For each Target, Roche shall pay C4T the following one-time sales-based event payments for the first Licensed Product to achieve the following levels of Net Sales in a Calendar Year (“Net Sales Threshold”) for any Licensed Product covered by a Valid Composition of Matter Claim:

Net Sales Threshold	Payment
[***]	[***]
[***]	[***]
[***]	[***]

For each Target, each of the Sales Based Event payments shall be paid no more than once during the Royalty Term at the first occurrence of the event for a Licensed Product in the Territory first reaching the respective Net Sales Threshold, irrespective of whether or not the previous Sales Based Event payment was triggered by the same or by a different Licensed Product for such Target, and shall be paid within [***] after the end of the Calendar Year in which the event first occurs.

The milestone payments in the table above shall be paid in full for Licensed Products that are covered by a Valid Composition of Matter Claim. For Products not covered by a Valid Composition of Matter Claim, the above milestone payments shall be reduced by [***]. For Products where there are some countries in which there is a Valid Composition of Matter Claim and other countries in which there is no Valid Composition of Matter Claim, then if Net Sales in the countries in which there is a Valid Composition of Matter Claim reach the applicable Net Sales Threshold, then payment will be made at the amounts stated in the table above. However if Net Sales in the countries in which there is a Valid Composition of Matter Claim do not reach the applicable Net Sales Threshold but Net Sales in all countries of the Territory reach the applicable Net Sales Threshold, then payment will be at [***] of the amounts stated in the table above.

For clarity the total eligible one-time sales based payments to C4T under the Agreement per Target are [***] and for all [***] Targets collectively [***].

12.12	Royalty Payments

12.12.1	Royalty Term

Royalties shall be payable by Roche on Net Sales of Licensed Products during the Royalty Term. Thereafter, the licenses granted to Roche shall be fully paid up, irrevocable and royalty-free worldwide.

12.12.2	Royalty Rates

For Licensed Products directed to [***], Roche shall, on a Licensed Product-by-Licensed Product basis, pay C4T royalties on Calendar Year Net Sales of a given Licensed Product in the Territory as follows:

Portion of Calendar Year Net Sales of a Licensed Product:	Rate:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For [***] as well as any other Target for which the corresponding Licensed Product has been designated a Phase I Completed Original Product, Roche shall, on a Licensed Product-by-Licensed Product basis, pay C4T royalties on Calendar Year Net Sales of a given Licensed Product in the Territory as follows:

Portion of Calendar Year Net Sales of a Licensed Product:	Rate:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For any other Target for which the corresponding Roche Product had not been designated a Phase I Completed Original Product (and thus the start of the Roche Option Period was the receipt of the GLP Data Package), Roche shall, on a Licensed Product-by-Licensed Product basis, pay C4T royalties on Calendar Year Net Sales of a given Licensed Product in the Territory as follows:

Portion of Calendar Year Net Sales of a Roche Product:	Rate:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For each Licensed Product that is a C4T Co-Dev Product, the above royalty rates shall be increased by [***] percentage points for each tier. For example, [***].

If C4T delivers a Funding Reduction Notice pursuant to Section 6.3.5, then the [***] percentage points shall be adjusted proportionately to reflect C4T’s actual share of the Shared Development Costs. For example, [***].

For the purpose of calculating royalties of a Product, Calendar Year Net Sales and the royalty rates shall be subject to the following adjustments, as applicable:

12.12.2.1 Combination Product

If Roche or its Affiliates intend to sell a Combination Product, then the Parties shall meet approximately [***] prior to the anticipated First Commercial Sale of such Combination Product in the Territory to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Combination Product (the “Relative Commercial Value”). If, after such good faith negotiations not to exceed [***], the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 23.6. If the Parties are unable to agree on the Relative Commercial Value , then Roche will select [***] who would qualify as an Expert, C4T will select [***] who would qualify as an Expert, and those [***] shall select [***] who would qualify as an Expert and who shall be chairman of a committee of the three Experts (the “Expert Committee”), each with a single deciding vote. The Expert Committee will promptly hold a meeting to review the issue under review, at which it will consider memoranda submitted by each Party at least [***] before the meeting, as well as reasonable presentations that each Party may present at the meeting. The determination of the Expert Committee as to the issue under review will be binding on both Parties. The Parties will share equally in the costs of the Expert Committee. Unless otherwise agreed to by the Parties, the Expert Committee may not decide on issues outside the scope mandated under terms of this Agreement.

12.12.2.2 No Valid Composition of Matter Claim or Generic Competition

If no Valid Composition of Matter Claim Covers the use, offer for sale or sale of a Licensed Product in a given country, then the royalties in such country for such Licensed Product shall be reduced by [***].

Upon the first entry in a given country of a Generic Product, the royalties in such country for such Licensed Product shall be further reduced as follows:

a) If after entry of a Generic Product there has been a decline of the quarterly Net Sales of the applicable Licensed Product in such country in any Calendar Quarter greater than [***] of the average level of the quarterly sales of such Licensed Product achieved in the [***] consecutive calendar quarters immediately prior to such entry, then the royalty payments payable by Roche to C4T for such Licensed Product in such country [***].

b) If after entry of a Generic Product there has been a decline of the quarterly Net Sales of the applicable Licensed Product in such country greater than [***] of the average level of the quarterly sales of such Licensed Product achieved in the [***] consecutive Calendar Quarters immediately prior to such entry, then the royalty payments payable by Roche to C4T for such Roche Product in such country [***].

12.12.2.3 Third Party Payments

If Roche is obligated to remit payments to a Third Party in relation to Third Party intellectual property that would be infringed by the making, using or selling of a Licensed Product, then Roche shall have the right to deduct [***] of such consideration actually paid to a Third Party from payments otherwise due and payable by Roche to C4T under this Agreement; provided that such offsets shall not reduce amounts payable to C4T by more than [***] of the amount otherwise payable after reductions under Sections 12.12.2.1 and 12.12.2.2; and further provided that Roche shall have the right to carry forward any amounts unable to be offset because of this reduction limit and apply such amounts as an offset against future payments. Any such deduction shall be permitted on a Licensed Product-by- Licensed Product and country-by-country basis.

12.12.3	Apportionment of Compulsory Sublicensee Consideration

Compulsory Sublicense Compensation, if any, paid by a Compulsory Sublicensee of the Product shall be shared between the Parties based on a profit share percentage (the “Compulsory Profit Share Percentage”). The Compulsory Profit Share Percentage shall be calculated for the respective Calendar Year to which the Compulsory Sublicense Compensation relates, as follows:

[***]

The amount owed to C4T shall be the Compulsory Profit Share Percentage multiplied by the amount of the Compulsory Sublicense Compensation received by Roche from the Compulsory Sublicensee.

For clarity, any Compulsory Sublicense Compensation by Compulsory Sublicensees under a Compulsory Sublicense shall not be considered as Net Sales for the purposes of giving rise to any royalty payment under Section 12.12.2 of this Agreement and sales by such Compulsory Sublicensees shall not be included in Net Sales.

12.13	Disclosure of Payments

C4T acknowledges that Roche may be obligated to disclose this financial arrangement, including all fees, payments and transfers of value, as may be advisable or required under Applicable Law, including the US Sunshine Act.

12.14	Late Issuing Valid Claims

If there is no Valid Composition of Matter Claim at the time a Development Event Payment under Section 12.10 is payable but subsequently a Valid Composition of Matter Claim is issued, then Roche shall pay to C4T retroactively the difference between the payment previously made by Roche to C4T under Section 12.10 and the payment that would have been payable by Roche to C4T had a Valid Composition of Matter Claim existed at the time the payment was originally due.    Such payment shall be payable within [***] after C4T provides notice to Roche of such Valid Composition of Matter Claim issuing and an invoice in the amount now payable.

13. Accounting and reporting

13.1	Timing of Payments

Roche shall calculate royalties on Net Sales quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an “Accounting Period”) and shall pay royalties on Net Sales within [***] after the end of each Accounting Period in which such Net Sales occur.

13.2	Late Payment

Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at [***] percentage points above the average one-month Euro Interbank Offered Rate (EURIBOR), as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

13.3	Method of Payment

Royalties on Net Sales and all other amounts payable by Roche hereunder shall be paid by Roche in US dollars (the “Payment Currency”) to account(s) designated by C4T.

13.4	Currency Conversion

When calculating the Sales of any Product that occur in currencies other than the Payment Currency, Roche shall convert the amount of such sales into Swiss Francs and then into the Payment Currency using Roche’s then-current internal foreign currency translation method actually used on a consistent basis in preparing its audited financial statements (at the Restatement Date, YTD average rate as reported by Reuters).

13.5	Reporting

With each payment Roche shall provide C4T in writing for the relevant Calendar Quarter on a Product-by-Product basis the following information:

[***]

14. Taxes

C4T shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of any payments accruing or made to C4T under this Agreement.

If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement to C4T, then Roche shall promptly pay such tax, levy or charge for and on behalf of C4T to the proper governmental authority, and shall promptly furnish C4T with receipt of payment. Roche shall be entitled to deduct any such tax, levy or charge actually paid from royalty or other payment due C4T or be promptly reimbursed by C4T if no further payments are due to C4T. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

15. Auditing

15.1	C4T Right to Audit

Roche shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement. Such books of accounts shall be kept at their principal place of business. At the expense of C4T, C4T shall have the right to engage an internationally recognized independent public accountant reasonably acceptable to Roche to perform, on behalf of C4T, an audit of such books and records of Roche and its Affiliates that are deemed necessary by the independent public accountant to report on Net Sales of Product for the period or periods requested by C4T and the correctness of any financial report or payments made under this Agreement.

Upon timely request and at least [***] prior written notice from C4T, such audit shall be conducted in the countries specifically requested by the independent public accountant, during regular business hours in such a manner as to not unnecessarily interfere with Roche’s normal business activities. Such audit shall be limited to results in the [***] prior to audit notification.

Accordingly, if C4T does not request an audit of a given Calendar Year for a given country on or before the [***] of the end of such Calendar Year, then C4T will be deemed to have accepted the royalty payments and reports for such country in such Calendar Year.

Such audit shall not be performed more frequently than [***] per Calendar Year nor more frequently than [***] with respect to records covering any specific period of time.

All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements, shall be treated as Roche’s Confidential Information subject to the obligations of this Agreement and need neither be retained more than [***]r after completion of an audit hereof, if an audit has been requested; nor more than [***] from the end of the Calendar Year to which each shall pertain; nor more than [***] after the date of termination of this Agreement.

15.2	Audit Reports

The auditors shall only state factual findings in the audit reports and shall not interpret the agreement. The auditors shall share all draft audit reports with the Parties before the final document is issued and either Party shall have the right to provide comments to the auditors. The final audit report shall be shared with Roche at the same time it is shared with C4T.

15.3	Over-or Underpayment

If the audit reveals an overpayment, C4T shall reimburse Roche for the amount of the overpayment within [***]. If the audit reveals an underpayment, Roche shall make up such underpayment with the next royalty payment or, if no further royalty payments are owed by Roche, Roche shall reimburse C4T for the amount of the underpayment within [***]. Roche shall pay for the audit costs if the underpayment of Roche exceeds [***] of the aggregate amount of royalty payments owed with regard to the royalty statements subject to the audit. Section 13.2 shall apply to this Section 15.3.

16. Intellectual Property

16.1	Ownership of Inventions

Unless provided for otherwise in this Agreement C4T shall own all C4T Inventions and shall Handle and pay at its discretion for the Patent Rights covering such C4T Inventions, Roche shall own all Roche Inventions and shall Handle and pay at its discretion for the Patent Rights covering such Roche Inventions, and C4T and Roche shall jointly own all Joint Inventions subject to the following:

(a)

Collaboration Patent Rights solely covering a Target Binding Moiety that is not part of a Degronimid or Product shall be solely owned by Roche and deemed Roche Patent Rights regardless of inventorship. Subject to Section 16.1(e), effective [***] after the first filing of said Collaboration Patent Rights, C4T hereby assigns its rights to said Patent Rights to Roche, such assignment to survive termination of this Agreement (prior to the [***] assignment date, the Parties share equally the costs of Handling, thereafter Roche Handles and pays);

(b)

(i)  Collaboration Patent Rights solely covering a Linker, E3 Ligase Binding Moiety and/or a Linker bound to an E3 Ligase Binding Moiety that are not part of a Degronimid or Product shall be solely owned by C4T and deemed C4T Patent Rights regardless of inventorship. Effective [***] after the first filing of said Collaboration Patent Rights, Roche hereby assigns its rights to said Patent Rights to C4T, such assignment to survive termination of this Agreement (prior to the [***] assignment date, the Parties share equally the costs of Handling, thereafter C4T Handles and pays);

ii)   Any E3 Ligase Binding Moiety that is not generated under a Research Plan or Phase I Plan, but rather is provided by Roche to C4T for use in a Research Plan, and is not part of a Degronimid or Product, and any intellectual property covering such E3 Ligase Binding Moiety shall be solely owned by C4T and deemed C4T Patent Rights regardless of inventorship and C4T shall Handle and pay at its discretion for the Patent Rights covering such intellectual property. Upon the Effective Date, Roche hereby assigns its rights to said E3 Ligase Binding Moiety to C4T, such assignment to survive termination of this Agreement. C4T hereby grants to Roche a non-exclusive, worldwide, royalty-free, irrevocable, sublicensable (including the right to sublicense through multiple tiers), license to such E3 Ligase Binding Moiety, such license to survive termination of this Agreement (prior to the assignment date, Roche pays the costs of Handling, thereafter C4T Handles and pays);

(iii)   C4T will provide Roche with written notice if it desires to abandon anyof the foregoing assigned Patent Rights, and if Roche desires to Handle and pay for any of such Patent Rights, Roche shall let C4T know within [***] after receipt of the C4T notice. C4T will assign such Patent Rights to Roche and Roche shall bear the costs for this transfer of rights, such assignment to survive termination of this Agreement. If C4T provides Roche with written notice of its desire to abandon such assigned Patent Rights and Roche does not desire to Handle and pay for any of such Patent Rights, the parties shall agree to abandon such assigned Patent Rights not earlier than [***] after receipt of such notice.

(c)	Prior to Roche’s exercise of its Roche Option Right with respect to a Target, Roche shall Handle all Collaboration Patent Rights that claim in a single application both (1) C4T Technology and (2) a Product, Degronimid or Target Binding Moiety and the Parties shall share equally any external expenses associated therewith; provided that, if C4T does not choose to pay for its share of any such Collaboration Patent Right on a country-by-country, Patent Right-by-Patent Right basis, and Roche desires to pay for such Collaboration Patent Right, then C4T hereby assigns its rights in such Collaboration Patent Right to Roche, at the latest effective [***] after the notification by C4T, such assignment to survive termination of this Agreement. Prior to Roche’s exercise of its Roche Option Right with respect to a Target, Roche shall Handle and pay for Collaboration Patent Rights that cover a Degronimid or a Product and that do not claim C4T Technology in the same application.

Upon and after Roche’s exercise of its Roche Option Right with respect to a Target, all Collaboration Patent Rights covering a Degronimid or Product shall be Handled by Roche. At the latest effective [***] after such exercise of the Roche Option Right, C4T hereby assigns its rights to Roche and Roche shall solely own such Collaboration` Patent Rights covering a Degronimid or Product that binds such Target. Roche shall pay for such assigned Collaboration Patent Rights and Roche shall bear the costs for this transfer of rights, such assignment to survive termination of this Agreement. Roche shall provide C4T with written notice if it desires to abandon any such assigned Collaboration Patent Rights, and if C4T desires to Handle and pay for any of such Patent Rights, C4T shall let Roche know within [***] after receipt of the Roche notice. Roche will assign such Patent Rights to C4T and C4T shall bear the costs for this transfer of rights and Handle and pay for such assigned Patent rights, such assignment to survive termination of this Agreement. If Roche provides C4T with written notice of its desire to abandon such assigned Collaboration Patent Rights and C4T does not desire to Handle and pay for any of such Patent Rights, the parties shall agree to abandon such assigned Collaboration Patent Rights not earlier than [***] after receipt of such notice.

(d)

For all Collaboration Patent Rights that cover a Joint Invention and do not cover a Degronimid or Product, other than those set forth in 16.1(a, (b) or (c) above, subject to the licenses granted under this Agreement, C4T and Roche will each have an equal undivided share in such Collaboration Patent Rights, without obligation to account to the other for exploitation thereof, or to seek consent of the other Party for the grant of any license thereunder.

(e)

Notwithstanding anything in this Agreement to the contrary, if Collaboration Patent Rights Handled by Roche covering a Degronimid or Product to be assigned to Roche under this Section 16.1 cannot be reasonably separated from Patent Rights owned or co-owned by C4T without a negative effect, (e.g. loss of patent rights, inability to file a terminal disclaimer in the case of double patenting, etc.), then such Collaboration Patent Rights covering a Degronimid or Product shall not be assigned to Roche and Roche shall maintain its commercial license set forth in Section 2.1.2 with respect to Targets for which Roche has exercised its Roche Option Right or that are still under an Roche Option Period. Both Parties will continue to share equally any external expenses associated therewith. Such a decision shall be made on a country-by-country and Patent Right-by-Patent Right basis. C4T and Roche shall make all reasonable efforts to obtain separate Collaboration Patent Rights covering Products and/or Degronimids, Target Binding Moieties not part of a Degronimid or Product, as well as covering Linker, E3 Ligase Binding Moiety and/or a Linker bound to an E3 Ligase Binding Moiety that each are not part of a Degronimid or Product. If the parties are unable to agree upon whether such Collaboration Patent Rights cannot be reasonably separated without a negative effect, the parties will choose an independent, mutually agreed upon Third Party patent attorney to make the determination. Costs of such determination will be shared equally.

C4T and Roche each shall require all of its employees to assign all inventions related to Products made by them to Roche and C4T, as the case may be.

The determination of inventorship for Inventions shall be in accordance with US inventorship laws as if such Inventions were made in the US.

If Roche does not exercise a Roche Option Right in a timely manner with respect to a Target, then C4T shall cease using the Roche Compound or portion thereof (such as found in a Degronimid) and C4T shall discontinue prosecution/maintenance of any claim Covering such Roche Compound or portion thereof, if possible by cancellation or disclaimer of the claim when requested to do so by Roche in writing, or by written agreement that C4T will not enforce such claim against Roche and its Affiliates. With respect to any remaining Patent Rights to which Roche does not exercise a Roche Option Right, C4T can Handle such Patent Rights at its discretion.

Except as specifically set forth herein, this Agreement shall not be construed as (i) giving any of the Parties any license, right, title, interest in or ownership to the Confidential Information; (ii) granting any license or right under any intellectual property rights; or (iii) representing any commitment by either Party to enter into any additional agreement, by implication or otherwise.

Notwithstanding anything in this Agreement to the contrary, regardless of whether C4T assigns its rights in Collaboration Patent Rights to Roche, Roche hereby grants to C4T an exclusive (even as to Roche except to the extent set forth in Section 2.1.3), worldwide, royalty-free, irrevocable, sublicensable (including the right to sublicense through multiple tiers), license under Roche’s interest in the Collaboration Patent Rights to (a) practice the C4T Technology outside the scope of this Agreement (but subject to the terms and conditions of this Agreement) and (b) Exploit degronimids and products containing degronimids for use with targets that are not Targets, and excluding Degronimids or Products for which Roche has exercised the Roche Option Right or that are still subject to a Roche Option Right.

Notwithstanding anything in this Agreement to the contrary, regardless of whether Roche assigns its rights in Collaboration Patent Rights to C4T, C4T hereby grants to Roche an exclusive, worldwide, royalty-free, irrevocable, sublicensable (including the right to sublicense through multiple tiers), license under C4T’s interest in the Collaboration Patent Rights to Exploit Target Binding Moieties.

16.2	German Statute on Employee’s Inventions

In accordance with the German Statute on Employees’ Inventions, each Party agrees to claim the unlimited use of any Invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, any Research Program, Phase I Plan or Development Plan by employees of any German Affiliates or any other persons acting on behalf of such German Affiliates. For the avoidance of doubt, each Party is responsible for fulfilling the obligations towards their employees under the German Statute of Employee’s Inventions.

16.3	Trademarks and Labeling

Roche shall own all trademarks used on or in connection with Licensed Products and shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all trademarks used on or in connection with Licensed Products. Neither Party shall use any trademark of the other Party outside the scope of this Agreement, or knowingly take any action that would materially adversely affect the value of any such trademark. Each Party shall retain the right to monitor the quality of the goods on or with which its trademark is used to the extent necessary to maintain its trademark rights.

Roche shall have the right to obtain the International Non-proprietary Name (INN) from the World Health Organization and the US Adopted Name (USAN) from the US adopted Names Council (USANC) as the generic name(s) for the Products.

16.4	Prosecution of Patent Rights

Each Party shall (i) consult with the other Party as to the Handling of Collaboration Patent Rights and, with respect to C4T, any other C4T Patent Rights that cover a Product or a Degronimid; and (ii) furnish to the other Party copies of all documents relevant to any such Handling in sufficient time before any action is due to allow the other Party to provide comments thereon, which comments shall be considered. The Party not Handling the Patent Rights shall cooperate, in all reasonable ways with the Handling of the Patent Rights.

16.5	Patent Coordination Team

Where the Parties need to consult with each other on the Handling of C4T Patent Rights, the Parties shall establish a patent coordination team and shall adopt procedures for interacting on patent matters.

16.6	Unified Patent Court (Europe)

At any time prior to the end of the “transitional period” as such term is used in Article 83 of the Agreement on a Unified Patent Court between the participating Member States of the European Union, for a given relevant EU Patent Right, Roche may request in writing thatC4T either (i) opt out from the exclusive competence of the Unified Patent Court or (ii) if applicable, withdraw a previously-registered opt-out, and C4T shall notify the Registry, pay any such registry fee and take such other action as may be necessary to effect the opt-out or opt-out withdrawal (“Register”). Roche will bear the expenses directly in context with the opt-out or withdrawal of a previously-registered opt-out (like official fees and attorney fees for initiating the opt-out or withdrawal). All other patent fees related to prosecution will be born as described in Para 16.1. C4T shall use reasonable efforts to Register within [***] of receipt of Roche’s written request, or such other time parameters reasonably specified by Roche.

16.7	CREATE Act

It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 USC §103(c)(3).

16.8	Infringement

Each Party shall promptly provide written notice to the other Party during the Agreement Term of any (i) known infringement or suspected infringement by a Third Party of any Patent Rights, it is Handling hereunder to the extent that such Patent Rights cover a Degronimid or Product, or (ii) known or suspected unauthorized use or misappropriation by a Third Party of any C4T Know-How, Roche Know-How or Joint Know-How pertaining to a Degronimid or Product, and shall provide the other Party with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

Within [***] after Roche provides or receives such written notice (“Decision Period”), Roche, in its sole discretion, shall decide whether or not to initiate a suit or action in the Territory regarding such infringement or unauthorized use or misappropriation and shall notify C4T in writing of its decision in writing (“Suit Notice”).

If Roche decides to bring a suit or take action, once Roche provides Suit Notice, Roche may immediately commence such suit or take such action.

Roche shall keep C4T informed of the status of any such suit or action and shall provide C4T with copies, to the extent Roche is lawfully permitted to do so, of all substantive documents or communications filed in such suit or action. Roche shall have the sole and exclusive right to select counsel for any such suit or action.

Roche shall, except as provided below, pay all expenses of the suit or action, including Roche’s attorneys’ fees and court costs. Any damages, settlement fees or other consideration received as a result of such suit or action shall be allocated as follows:

(a)	First, to reimburse Roche for its costs and, if any remains, to C4T for any advisory counsel fees and costs; and

(b)	Second, the balance, if any, shall be allocated [***] to Roche, and [***] to C4T.

If Roche believes it is reasonably necessary or desirable to obtain an effective remedy, upon written request C4T agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At Roche’s written request, C4T shall offer reasonable assistance to Roche in connection therewith at no charge to Roche except for reimbursement of reasonable out-of-pocket expenses incurred by C4T in rendering such assistance. C4T shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

Roche may settle, consent judgment or otherwise voluntarily dispose of the suit or action (“Settlement”) without the written consent of C4T but only if such Settlement can be achieved without adversely affecting C4T (including any of its Patent Rights and including by resulting in a reduction in royalties or milestones payable hereunder). If a Settlement could adversely affectC4T, then the written consent of C4T would be required, which consent shall not be unreasonably withheld.

In the event that Roche (i) does not in writing advise C4T within the Decision Period that Roche will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, Roche shall assign such Patent Right to C4T and C4T shall thereafter have the right to commence suit or take action in the Territory with respect to such infringement or suspected infringement. In such situation and, notwithstanding anything in this Agreement to the contrary, C4T shall have full discretion as to how it wishes to handle such suit and may reach settlement and retain all damages, settlement fees or other consideration under any terms and conditions it desires. If C4T believes it is reasonably necessary or desirable to obtain an effective remedy, upon written request, Roche agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action.

For any Roche Patent Right that Covers a Roche Compound, Roche, in its sole discretion, shall decide whether or not to initiate such suit or action in the Territory. Roche shall have full discretion as to how it wishes to handle such suit and may reach Settlement and retain all damages, settlement fees or other consideration under any terms and conditions it desires. However, if a Settlement could adversely affect C4T by resulting in a reduction in royalties or milestones payable hereunder or adversely affect a C4T Patent Right or Collaboration Patent Right, then the written consent of C4T shall be required, for such settlement.

16.9	Defense

If an action for infringement is commenced against either Party, its licensees or its Sublicensees related to C4T’s conduct of the Research Program within the scope of the Research Plan, the Phase I Plan, the Development Plan, or the discovery, development, manufacture, use or sale of a Product, then Roche shall have the right (but not the obligation) to defend such action at its own expense, and C4T shall assist and cooperate with Roche, at Roche’s expense, to the extent necessary in the defense of such suit. Roche shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion, so long as such settlement or adverse judgment does not adversely affect the rights of C4T and its Affiliates (including any patent rights Controlled by any of them and including by resulting in a reduction in royalties or milestones payable hereunder). Roche shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by it with such Third Party.

If the manufacture, use, importation, offer for sale or sale of any Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement or trade secret misappropriation against C4T or a member of the Roche Group, then such Party shall promptly notify the other Party hereto. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

If a Third Party asserts that Patent Rights owned by or licensed to it are infringed by the development, manufacture, use, importation, offer for sale or sale of Products by a member of the Roche Group, or that its trade secrets were misappropriated in connection with such activity, then Roche shall have the exclusive right and responsibility to resolve any such claim, whether by obtaining a license from such Third Party, by defending against such Third Party’s claims or otherwise, and shall be solely responsible for the defense of any such action, any and all costs incurred in connection with such action (including, without limitation, attorneys’ and expert fees) and all liabilities incurred in connection therewith, with the understanding that Roche may not defend or settle such dispute in a manner that adversely affects C4T Patent Rights or Collaboration Patent Rights without the written consent of C4T, which may not be unreasonably withheld.

16.10	Common Interest Disclosures

With regard to any information or opinions disclosed pursuant to this Agreement by one Party to each other regarding intellectual property and/or technology owned by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Research Program, Phase I Plan, Development Plan and/or Degronimids and/or Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the conduct of the Research Program, Phase I Plan, Development Plan and/or Degronimids and/or Products. Accordingly, the Parties agree that all such information and materials obtained by C4T and Roche from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

16.11	Hatch-Waxman

Notwithstanding anything herein to the contrary, should a Party receive a certification for a Product pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417, known as the Hatch-Waxman Act), as amended, or its equivalent in a country other than the US, then such Party shall immediately provide the other Party with a copy of such certification. Roche shall have [***] from date on which it receives or provides a copy of such certification to provide written notice to C4T (“H-W Suit Notice”) whether Roche will bring suit, at its expense, within a [***] period from the date of such certification. Should such [***] period expire without Roche bringing suit or providing such H-W Suit Notice, then C4T shall be free to immediately bring suit in its name.

16.12	Patent Term Extensions

The Parties shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”) Covering a Product. C4T shall execute such authorizations and other documents and take such other actions as may be reasonably requested by Roche to obtain such Patent Term Extensions, including designating Roche as its agent for such purpose as provided in 35 USC § 156. All filings for such Patent Term Extensions shall be made by Roche; provided, that in the event that Roche elects not to file for a Patent Term Extension, Roche shall (a) promptly inform C4T of its intention not to file and (b) grant C4T the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to C4T Patent Rights Covering a Product.

17. C4T Representations, Warranties and Covenants

17.1	Safety Data

C4T has disclosed to Roche and will immediately continue to disclose to Roche (i) the results of all preclinical testing and human clinical testing of Product in its possession or control and (ii) all information in its possession or control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to Product.

17.2	Third Party Patent Rights

C4T has no knowledge of the existence of any patent or patent application owned by or licensed to any Third Party that could prevent Roche from making, having made, using, offering for sale, selling or importing Product in the Territory.

17.3	Ownership of Patent Rights

C4T is the exclusive owner of all right, title and interest in, or is the exclusive licensee of, the C4T Base Patent Rights. Appendix 1.5 contains a complete and accurate list of all patents and patent applications included in the C4T Base Patent Rights.

17.4	Inventors

C4T has obtained the assignment of, or an exclusive license under, all interest and all rights or licenses thereunder with respect to the C4T Patent Rights necessary to grant the licenses granted hereunder. All of C4T’s employees, officers and consultants have executed agreements requiring assignment to C4T of all Inventions made by such individuals during the course of and as a result of their association with C4T. C4T covenants that in the future all of C4T’s employees, officers and consultants will have executed agreements requiring assignment to C4T of all Inventions made by such individuals during the course of and as a result of their association with C4T.

17.5	Grants

To the best of C4T’s knowledge and belief, C4T has the lawful right to grant Roche and its Affiliates the rights and licenses described in this Agreement.

17.6	Authorization

The execution, delivery and performance of this Agreement by C4T and all instruments and documents to be delivered by C4T hereunder: (i) are within the corporate power of C4T; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of formation or limited liability company agreement of C4T; (iv) to the knowledge of C4T, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which C4T is a party or by which C4T or any of its property is bound, which violation would have an adverse effect on the financial condition of C4T or on the ability of C4T to perform its obligations hereunder; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than approvals required under the HSR Act, Regulatory Approvals required for the sale of Products and filings with Regulatory Authorities required in connection with Products).

17.7	Validity of Patent Rights

C4T is not in possession of any information that would, in its reasonable opinion, render invalid and/or unenforceable any claims in any issued patent licensed pursuant to this Agreement. C4T has no knowledge of any inventorship disputes concerning any C4T Patent Rights.

17.8	Ownership and Validity of Know-How

C4T Know-How is legitimately in the possession of C4T and has not been misappropriated from any Third Party. C4T has taken and will continue to take reasonable measures to protect the confidentiality of its Know-How.

17.9	No Claims

There are no claims or investigations pending or threatened against C4T or any of its Affiliates, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement or that would materially adversely affect C4T’s ability to perform its obligations hereunder.

17.10	No Conflict

Neither C4T nor any of its Affiliates is or will be under any obligation to any person, contractual or otherwise, that is conflicting with the terms of this Agreement or that would impede the fulfillment of C4T’s obligations hereunder.

17.11	Protection of Know-How

C4T shall at all times exercise Commercially Reasonable Efforts to safeguard the confidentiality of C4T Know-How and Roche Know-How to protect its value. With respect to Know-How licensed from DFCI (including Know-How related to assays), such obligation shall be to the extent permissible and for the maximum time permissible under C4T’s existing obligations to DFCI.

17.12	No Other Representations

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PRODUCTS.

18. Indemnification

18.1	Indemnification by Roche

Roche shall indemnify, hold harmless and defend C4T and its directors, officers, employees and agents from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts C4T becomes legally obligated to pay because of breach of contract by Roche or any claim or claims against it to the extent that such claim or claims arise out of [***], except to the extent such losses, expenses, costs and amounts are due to the gross negligence or willful misconduct or failure to act of C4T.

18.2	Indemnification by C4T

C4T shall indemnify, hold harmless and defend Roche and its directors, officers, employees and agents from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Roche becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims arise out of [***], except to the extent such losses, expenses, costs and amounts are due to the gross negligence or willful misconduct or failure to act of Roche.

18.3	Procedure

In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

19. Liability

19.1	Limitation of Liability

Subject to Article 5, neither Party shall be liable to the other Party as a result of failure or delay to develop and/or commercialize the Degronimid or the Product, as applicable, including but not limited to, a) a delay in timelines, or b) delay or failure to recruit patients, or c) a change in its respective study protocols, or d) failure of a Party to obtain Regulatory Approval for the Degronimid or the Product, as applicable.

19.2	Disclaimer

EXCEPT FOR INDEMNIFICATION UNDER ARTICLE 18 AND BREACH OF CONFIDENTIALITY AND NON-USE UNDER ARTICLE 20, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

20. Obligation Not to Disclose Confidential Information

20.1	Communication and Information Exchange

Roche may conduct in the future or may presently be conducting research that may involve Roche Compounds, Targets or the treatment of Indications. Accordingly, Roche shall have the right to limit what Confidential Information it receives from C4T and how such Information is to be provided to Roche. The Roche and C4T Alliance Directors shall meet to implement procedures for the exchange of Confidential Information designed to safeguard each Party’s Information and to prevent contamination of Roche research by C4T Confidential Information. Until such procedures are implemented, the Alliance Directors shall be the sole conduits for exchanging Information between the Parties.

20.2	Non-Use and Non-Disclosure

During the Agreement Term and for [***] thereafter, a Receiving Party shall (i) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, and (iii) not use such Confidential Information other than for fulfilling its obligations under this Agreement or in connection with a license granted hereunder.

20.3	Permitted Disclosure

Notwithstanding the obligation of non-use and non-disclosure set forth in Section 20.1, the Parties recognize the need for certain exceptions to this obligation, specifically set forth below, with respect to press releases, patent rights, publications, and certain commercial considerations.

20.4	Press Releases

Roche shall issue press releases in accordance with its internal policy that typically does not issue a second press release until proof of concept has been achieved for a Product. Roche shall provide C4T with a copy of any draft press release related to the activities contemplated by this Agreement at least [***] prior to its intended publication for C4T’s review. C4T may provide Roche with suggested modification to the draft press release. Roche shall consider C4T’s suggestions in issuing its press release.

C4T shall only issue press releases related to the activities contemplated by this Agreement that have either (i) been approved by Roche or (ii) are required to be issued by C4T as a matter of law and C4T has a competent legal opinion to that effect. In all circumstances, C4T shall provide Roche with a draft press release at least [***] prior to its intended publication for Roche’s review. During such period, Roche shall (i) approve the draft press release and permit C4T to issue the press release, (ii) contact C4T to discuss modification to the draft press release, or (iii) contact C4T and disapprove the press release. If Roche asks for modification, then C4T shall either make such modification or work with Roche to arrive at a press release that Roche approves. If C4T issues a press release without Roche’s approval, then C4T must obtain a competent legal opinion that the release was required to be issued by C4T as a matter of law.

To ensure communication alignment, responses (if any) to inquiries by media or other Third Parties after issuance of a permitted press release by C4T (solely or jointly with Roche) shall consist solely of the press release language or shall follow the response guidelines that may be mutually developed by the Parties.

20.5	Publications

During the Agreement Term, the following restrictions shall apply with respect to disclosure by any Party of Confidential Information relating to the Product in any publication or presentation:

a)

Both Parties acknowledge that it is their policy for the studies and results thereof to be registered and published in accordance with their internal guidelines. Roche, in accordance with its internal policies and procedures, shall have the right to publish all studies, clinical trials and results thereof on the clinical trial registries that are maintained by or on behalf of Roche. C4T shall not publish any studies, clinical trials or results thereof on its clinical trial registry, provided however, that Roche’s clinical trial registry can be accessed via a link from C4T’s clinical trial registry.

b)

A Party (“Publishing Party”) shall provide the other Party with a copy of any proposed publication or presentation at least [***] prior to submission for publication so as to provide such other Party with an opportunity to recommend any changes it reasonably believes are necessary to continue to maintain the Confidential Information disclosed by the other Party to the Publishing Party in accordance with the requirements of this Agreement. The incorporation of such recommended changes shall not be unreasonably refused; and if such other Party notifies (“Publishing Notice”) the Publishing Party in writing, within [***] after receipt of the copy of the proposed publication or presentation that such publication or presentation in its reasonable judgment (i) contains an invention, solely or jointly conceived and/or reduced to practice by the other Party, for which the other Party reasonably desires to obtain patent protection or (ii) could be expected to have a material adverse effect on the commercial value of any Confidential Information disclosed by the other Party to the Publishing Party, the Publishing Party shall prevent such publication or delay such publication for a mutually agreeable period of time. In the case of inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) on such invention, and in no event less than [***] from the date of the Publishing Notice.

20.6	Commercial Considerations

Nothing in this Agreement shall prevent a Party or its Affiliates from disclosing Confidential Information of the other Party or its Affiliates to (i) governmental agencies to the extent required or desirable to secure government approval for the development, manufacture or sale of

Product in the Territory, (ii) Third Parties acting on behalf of Roche, to the extent reasonably necessary for the development, manufacture or sale of Product in the Territory, (iii) Third Parties requesting clinical trial data information (in accordance with Roche’s then-current data sharing policy) or (iv) Third Parties to the extent reasonably necessary to market the Product in the Territory. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information is required to be disclosed by the Receiving Party to comply with Applicable Law, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and, to the extent practicable, takes reasonable and lawful actions to minimize the degree of such disclosure. In addition, C4T may provide a copy of this Agreement to DFCI and may disclose the existence and terms of this Agreement to potential financing sources, provided that such disclosure is under a confidentiality agreement having terms and conditions at least as stringent as those contained in this Agreement.

21. Term and Termination

21.1	Commencement and Term

This Agreement shall commence upon the Effective Date and continue for the Agreement Term.

21.2	Termination and Change of Control

21.2.1	Termination for Breach

A Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a Target-by-Target, Product-by-Product or country-by-country (in the case of termination by C4T) basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the countries in which the Non-Breaching Party intends to have this Agreement terminate. The Breaching Party shall have a period of [***] after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party, and the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Section 23.6. Upon a determination of breach or failure to cure, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in its entirety or such identified countries effective as of the expiration of the Peremptory Notice Period.

21.2.2	Insolvency

A Party shall have the right to terminate this Agreement, if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

21.2.3	Change of Control

If there is a Change of Control of C4T whereby C4T is controlled (as such term is used in the Affiliate definition in Section 1.1), then Roche shall, in its sole discretion, have the right to implement the procedures set forth in Section 21.3.3 by providing notice to C4T within [***] of becoming aware of the Change of Control. If there is a Change of Control of C4T, then C4T shall immediately notify Roche of such Change of Control.

21.2.4	Termination by Roche without a Cause

Roche shall have the right to terminate this Agreement at any time as a whole or on a Product-by-Product, Target-by-Target (and as a consequence, all Products to such Target), or country-by-country basis upon (a) [***] prior written notice in the case of Product-by-Product or Target-by-Target termination, (b) [***] prior written notice in the case of termination as a whole or country-by-country termination before First Commercial Sale of the Product, or (c) upon [***] prior written notice in the case of termination as a whole or country-by-country termination after the First Commercial Sale of the Product. The effective date of termination under this Section 21.2.4 shall be the date [***], [***] or [***], as the case may be, after Roche provides such written notice to C4T.

21.3	Consequences of Termination and Change of Control

21.3.1	Termination by C4T for Breach by Roche, Roche Insolvency, by Roche without Cause

Upon any termination by C4T for breach by Roche under Section 21.2.1 or for an Insolvency Event of Roche pursuant to 21.2.2 or by Roche without cause pursuant to Section 21.2.4, on the effective date of termination, (a), the rights and licenses granted by C4T to Roche under this Agreement shall terminate in their entirety or on a Product-by-Product, Target-by-Target or country-by-country basis, as applicable, (b) except as set forth in this Section 21.3.1 or as otherwise explicitly set forth in this Agreement, the rights and obligations of the Parties hereunder will terminate with respect to the Target, Product, or country and any applicable Target shall become a “Terminated Target”, and (c) Roche will execute all documents and take all such further actions as may be reasonably requested by C4T in order to give effect to the foregoing clauses.

If C4T desires to continue to research, develop, manufacture, commercialize and otherwise exploit such Roche Product(s) or CT Co-Dev Products (or any derivatives, improvements, modifications or enhancements against the applicable Target thereof) (collectively, the “Reversion Products”) in the Field after such termination, then C4T shall give a Continuation Election Notice to Roche within [***] of the effective date of termination and pay to Roche a transitional fee of [***]. If Roche receives such a timely Continuation Election Notice and such transitional fee, and to the extent reasonably requested by C4T:

(a)

As promptly as practicable after the effective date of termination, Roche shall, to the extent Roche has the right to do so under Applicable Law, assign and transfer to C4T or C4T’s designee possession and ownership of all governmental or regulatory filings, regulatory materials, pricing approvals and Regulatory Approvals, all copies of material correspondence and conversation logs with Regulatory Authorities relating to the research, development, manufacture, commercialization and exploitation of the Reversion Products, all final pre-clinical and clinical study reports and clinical study protocols, global trademarks, and all data, including non-clinical and clinical data and other material sales and marketing related information in Roche’s possession and control related solely to Reversion Product(s) or the corresponding Target(s) to the extent necessary or reasonably useful for C4T to continue to research, develop, manufacture, commercialize and otherwise exploit the Reversion Product(s) in the Field. All data and other information shall be transferred in the form and format in which it is maintained by Roche. Original paper copies shall only be transferred, if required by Applicable Law. Roche shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to C4T.

(b)

Roche shall appoint C4T as Roche’s or Roche’s Affiliates’ (and to the extent permitted by the applicable sublicense, its Sublicensees’) agent for all Reversion Product-related matters involving Regulatory Authorities in the country, or Territory, as applicable, until all Regulatory Approvals, regulatory materials, pricing approvals and other governmental or regulatory filings required to be assigned to C4T hereunder have, in fact, been assigned to C4T or its designee, but in no event longer than the [***] anniversary of the effective date of termination. In the event of failure to obtain assignment of any of the items required to be assigned under this Section 21.3.1, Roche hereby consents and grants to C4T or its designee the right to access and reference (without any further action required on the part of Roche, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item with respect to all Reversion Products.

(c)

If the effective date of termination is after First Commercial Sale of a Reversion Product, then, to the extent permitted by Applicable Law, Roche or its Affiliates (or to the extent permitted by the applicable sublicense, its Sublicensees) will appoint C4T or its designee as its exclusive distributor of such Reversion Products in the relevant country, Roche Territory or Territory, and grant C4T or its designee the right to appoint sub-distributors, until such time as all Regulatory Approvals in the relevant country, Roche Territory or Territory have been transferred to C4T or its designee, but in no event longer than the [***] anniversary of the effective date of termination.

(d)

Roche shall assign and transfer all Clinical Study agreements, to the extent such agreements have not been cancelled and are assignable without Roche paying any material consideration or commencing litigation in order to effect an assignment of any such agreement.

(e)

C4T shall, upon transfer from Roche pursuant to this Section 21.3.1, have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, manufacturing or sale of Reversion Product(s) in the country, (ii) Third Parties acting on behalf of C4T, its Affiliates or licensees, to the extent reasonably necessary for the research, development, manufacture, commercialization and exploitation of Reversion Product(s) in the country, and (iii) Third Parties to the extent reasonably necessary to research, develop, manufacture, commercialize or otherwise exploit Reversion Product(s) in the country.

(f)

Roche shall grant (without any further action required on the part of C4T) to C4T (a) an exclusive (even as to Roche), perpetual, irrevocable (except as set forth below), license, with the right to grant sublicenses through multiple tiers, under the (i) Roche Know How and (ii) Patent Rights Controlled by Roche that are necessary for the research, development, manufacture or commercialization of Reversion Products, such Roche Know-How and Patent Rights shall be limited to Roche Know-How and Patent Rights made after the Effective Date and in accordance with a Research Plan, Phase I Plan or Development Plan) and Roche’s interest in the Joint Patent Rights, solely to the extent necessary to allow C4T, its Affiliates or licensees to research, develop, manufacture, commercialize or otherwise exploit the Reversion Product(s) in the Field in the terminated country(ies), and (b) a non-exclusive, worldwide, perpetual, irrevocable (except as set forth below) license, with the right to grant sublicenses through multiple tiers, under the (i) Roche Know How and (ii) Patent Rights Controlled by Roche that are necessary for the research, development, manufacture or commercialization of Reversion Products,[ such Roche Know-How and Patent Rights shall be limited to Roche Know-How and Patent Rights made after the Effective Date and in accordance with a Research Plan, Phase I Plan or Development Plan)] and Roche’s interest in the Joint Patent Rights and Joint Know-How, solely to the extent necessary to allow C4T, its Affiliates or licensees to research, have researched, develop, have developed, use, have used, make, have made, import, have imported, export and have exported Reversion Product(s) in the Field anywhere in the world in order to market, have marketed, distribute, have distributed, sell, have sold and offer for sale and have offered for sale (including all research, development, manufacture and commercialization activities) such Reversion Product(s) in the Field in the terminated country(ies) (collectively, the “Reversion License”). For clarity, the Reversion License is in addition to any licenses granted to C4T in Section 3.1.5; provided that, to the extent the Reversion License covers any subject matter for which C4T grants a license to Roche pursuant to Section 3.1.5, such license in Section 3.1.5 shall be limited to not include any such subject matter that overlaps with the Reversion License.

(g)

Royalties would be payable by C4T to Roche on the Calendar Year worldwide C4T Net Sales of the applicable Reversion Product, and the tiered royalty rates table below would apply to such C4T Net Sales depending on (i) the origin of such Reversion Product and (ii) the stage of development at the effective date of termination.

Royalty Rates for Calendar Year C4T Net Sales of a Reversion Product

Type of Target / Origin of Reversion Product	Termination after [***] (Percent (%) of such C4T Net Sales)	Termination after [***] (Percent (%) of such C4T Net Sales)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Payments would be made by C4T to Roche in a manner analogous to that set forth in Section 12.12, including adjustments in a manner analogous to those set forth in Sections 12.12.2.1 - 12.12.2.3. Notwithstanding anything to the contrary in this Section 21.3.1(g), Roche will have the right to terminate the licenses granted to C4T in this Section 21.3.1(g) with respect to a Reversion Product in full upon [***] prior written notice to C4T in the event of any material breach by C4T of its payment obligations under this Section 21.3.1(g). Notwithstanding the foregoing, any such termination under this Section 21.3.1(g) will not be effective if such breach has been cured within [***] after written notice thereof is given by Roche to C4T specifying the nature of the alleged breach.

For clarity, with respect to any Roche IP that is in-licensed by the Roche Group, C4T will be responsible for any payments due to a Third Party with respect thereto and C4T’s rights will be subject to the terms of the applicable Third Party agreement. At C4T’s written request, the Parties will enter into commercially reasonable prosecution and enforcement and defense terms for the Roche IP with respect to the Reversion Products, and C4T will bear the costs of such prosecution, enforcement and defense activities to the extent related to such Reversion Products.

(h)

Roche will promptly transfer and assign to C4T all of Roche’s and its Affiliates’ (or, if applicable, will cause its or their licensees or sublicensees to transfer and assign) rights, title and interests in and to Roche’s (and such Affiliates’ and licensees’ and sublicensees’) global trademark(s) solely used to identify the Reversion Products (but not any house marks, or logos or any trademark of Roche or its Affiliates, containing the word “Roche” or any such Affiliate) in the Field.

(i)

If C4T so requests, and to the extent permitted under Roche’s obligations to Third Parties on the effective date of termination, Roche will transfer to C4T any Third Party agreements relating solely to the research, development, manufacture, commercialization and exploitation of the Reversion Products to which Roche is a party, subject to any required consents of such Third Party, which Roche will use Commercially Reasonable Efforts to obtain promptly.

(j)	Roche will execute all documents and take all such further actions as may be reasonably requested by C4T in order to give effect to the foregoing clauses.

21.3.2	Termination by Roche for Breach by C4T or C4T Insolvency

Upon breach by C4T or C4T’s Insolvency, Roche shall have the right to terminate this Agreement in accordance with Section 21.2.1 or Section 21.2.2, as applicable. In such event, the rights and licenses granted by Roche to C4T and by C4T to Roche under this Agreement shall terminate in their entirety or on a Product-by-Product or Target-by-Target basis, as applicable, on the effective date of termination.

21.3.3	Effects of Change of Control

If there is a Change of Control as set forth in Section 21.2.3 where the Change of Control Party is a company that develops or commercializes pharmaceutical products (for clarity, generally for itself and not typically on a contract basis for other companies), then Roche shall have the right to mandate that C4T set up procedures to prevent the disclosure of sensitive business and Confidential Information (including any data, results, structures and synthesis protocols of Degronimids under the Research Plans) to the Change of Control Group [***].

21.3.4	Direct License

Irrespective of anything to the contrary in this Agreement, any Compulsory Sublicense shall remain in full force and effect as may be required by Applicable Law, any existing, permitted sublicense granted by Roche under Section 2.1.2 of this Agreement (and any further sublicenses thereunder) shall, upon the written request of Roche, remain in full force and effect, provided that (i) such Sublicensee is not then in breach of its sublicense agreement (and, in the case of termination by C4T for breach by Roche, that such Sublicensee and any further sublicensees did not cause the breach that gave rise to the termination by C4T); and (ii) such Sublicensee agrees to be bound to C4T under the terms and conditions of such sublicense agreement, provided that (1) such Sublicensee is obligated to pay C4T no less than C4T would have received from Roche under this Agreement, and (2) C4T would not have any more obligations, or fewer rights, with respect to such Sublicensee as compared to Roche under this Agreement. C4T shall thereafter enter into a direct license with such Sublicensee on terms consistent with this Agreement.

21.3.5	Royalty and Payment Obligations

Termination of this Agreement by a Party, for any reason, shall not release Roche from any obligation to pay royalties or make any payments to C4T that are payable prior to the effective date of termination. Termination of this Agreement by a Party, for any reason, will release Roche from any obligation to pay royalties or make any payments to C4T that would otherwise become payable on or after the effective date of termination.

21.3.6	Other Obligations.

21.3.6.1 Obligations related to Ongoing Activities.

If C4T does not provide timely Continuation Election Notice, then Roche (a) shall have the right to cancel all ongoing obligations and (b) shall complete all non-cancellable obligations at its own expense.

If C4T provides such timely Continuation Election Notice and pays the applicable transitional fee, then from the date of notice of termination until the effective date of termination, Roche shall continue all activities contemplated by this Agreement, including preparatory activities, ongoing as of the date of notice of termination. However, Roche shall not be obliged to initiate any new activities not ongoing at the date of notice of termination.

After the effective date of termination, neither Roche nor C4T shall have any obligation to perform and/or complete any activities, except as expressly stated herein.

Notwithstanding the foregoing, in case of termination by C4T under Section 21.2.1 or 21.2.2, or by Roche under Section 21.2.4, upon the request of C4T, Roche shall, at C4T’s election and at C4T’s sole cost after the effective date of termination, either (i) complete any Clinical Studies related to the Product(s) that are being conducted under its IND for the Product(s) and are ongoing as of the effective date of termination or (ii) continue such Clinical Studies until they can be transferred to C4T; provided, however, that:

(a)	both C4T and Roche in their reasonable judgment have concluded that completing any such Clinical Studies does not present an unreasonable risk to patient safety;

(b)	Roche shall have no obligation to recruit or enroll any additional patients after the date of termination;

(c)

Roche shall transfer all ongoing Clinical Studies for C4T Co-Dev Products to C4T as soon as practicable, (unless such Clinical Studies need to be wound down for lack of safety or efficacy). Roche shall bear its share of the Development Costs of such Clinical Studies for such C4T Co-Dev Products until the effective date of termination and thereafter all costs shall be solely borne by C4T; and

(d)	Roche shall transfer all ongoing Clinical Studies for Roche Products to C4T as soon as practicable, (unless such Clinical Studies need to be wound down for lack of safety or efficacy).

In the event that C4T does not elect to have Roche complete any Clinical Studies related to the Product(s) that are being conducted under Roche’s IND(s) for the Product(s) and are ongoing as of the effective date of termination, then Roche will wind down such ongoing Clinical Studies, subject to the Parties’ sharing any Development Costs for such Clinical Studies incurred during the wind down period.

21.3.6.2 Obligations Related to Manufacturing

(a)	Clinical Supplies

In the case of termination by C4T under Section 21.2.1 for uncured breach by Roche, or 21.2.2 for Roche insolvency, or by Roche under Section 21.2.4, if C4T elects to develop the Reversion Product(s), Roche shall, upon C4T’s request, transfer all existing and available clinical material to C4T at FBMC. After such transfer is effectuated, Roche shall have no obligation to perform any additional activities concerning the clinical supplies (e.g. retesting, analyses). C4T shall assume all liability for the use of such material. At C4T’s request, Roche shall transfer the technology necessary to manufacture the clinical material to C4T or its designee as soon as practicable, at Roche’s expense, and Roche will reasonably assist C4T through its relationships with CROs to help enable C4T to assume responsibility for manufacturing.

(b)	Commercial Supplies

In the case of termination by C4T under Section 21.2.1 for uncured breach byu Roche, or 21.2.2 for Roche insolvency, or by Roche under Section 21.2.4, if a Reversion Product is marketed in any country of Territory on the date of the notice of termination of this Agreement, upon the request of C4T, Roche shall manufacture and supply such Reversion Product to C4T under a manufacturing transfer and transition plan for a period that shall not exceed [***] from the effective date of the termination of this Agreement at FBMC [***]. C4T shall use Commercially Reasonable Efforts to take over the manufacturing as soon as reasonably possible after the effective date of termination.

21.3.7	Termination in General

In the event of any termination by Roche, C4T shall use Commercially Reasonable Efforts to minimize any cancellable expenses after the notice of termination and to wind down activities in an expeditious manner. Roche shall have no obligation to provide to C4T any rights or access to Combination Products, patient data, patient samples, or intellectual property or materials to which Roche does not have Control. Unless otherwise agreed by the Parties, the termination of this Agreement shall cause the automatic termination of all ancillary agreements related hereto, if any.

21.4	Survival

Article 1 (Definitions – to the extent necessary to interpret the Agreement), Article 15 (Auditing); Section 16.1 (Ownership of Inventions), Article 18 (Indemnification), Article 19 (Liability), Article 20 (Obligation Not to Disclose Confidential Information), Section 2.1.3 (Commercial License Following Research Program Initiation), Section 2.1.4 (Freedom of Operation), Section 21.3 (Consequences of Termination and Change of Control), Section 21.4 (Survival), Section 23.5 (Governing Law), and Section 23.7 (Arbitration) and any other sections that by their nature are intended to survive any expiration or termination of this Agreement shall survive any expiration or termination of this Agreement for any reason. Notwithstanding anything to the contrary in this Article 21, the grant-back licenses of assigned Collaboration Patent Rights set forth in Section 16.1 shall survive any expiration or termination of this Agreement.

22. Bankruptcy

All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by C4T to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code. Unless Roche elects to terminate this Agreement, the Parties agree that Roche, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

23. Miscellaneous

23.1	US Manufacture

Roche shall manufacture Products leased, used or Sold in the US under C4T IP substantially in the United States as required by 35 U.S.C. 204 and 37 C.F.R. 401 et seq., as amended, provided that, if necessary, C4T will assist Roche or its designated Affiliate(s) in any attempt to secure a waiver of the United States manufacturing requirement contained in 35 U.S.C. Section 204.

23.2	Other Government Laws

Roche shall comply with, and require that its Affiliates and Sublicensees to comply with, all government statutes and regulations applicable to Products. These include but are not limited to FDA statutes and regulations, the Export Administration Act of 1979, as amended, codified in 50 App. U.S.C. 2041 et seq. and the regulations promulgated thereunder or other applicable export statutes or regulations.

23.3	Patent Marking

Roche shall mark, and shall require its Sublicensees and Affiliates to mark, directly or via a mechanism such as the Orange Book, all Licensed Products sold in the US in a manner designed to allow enforcement of the C4T Patent Rights Covering such Licensed Products.

23.4	Publicity – Use of Name

Each Party, its Affiliates and Sublicensees shall not use the names of DFCI, its related entities or its employees, or any adaptations thereof, in any advertising, promotional or sales literature, or in any securities report required by the Securities and Exchange Commission (except as required by law), without the prior written consent of DFCI in each case. However, each Party may (a) refer to publications in the scientific literature by employees of DFCI or (b) state that a sub-license from DFCI has been granted as provided in this Agreement.

23.5	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

Notwithstanding anything to the contrary in this Agreement, issues regarding the scope, construction, validity and/or enforceability of any Patent Rights shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions have issued the Patent Rights in question.

23.6	Disputes

Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or their designees, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For C4T:         CEO

For Roche:     Head of Roche Partnering

23.7	Arbitration

Should the Parties fail to agree within [***] after such dispute has first arisen, it shall be finally settled by arbitration in accordance with the Rules of American Arbitration Association (AAA) as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators. The place of arbitration shall be New York, New York. The language to be used shall be English.

23.7.1	Arbitrators

Each Party shall nominate one arbitrator. Should the claimant fail to appoint an arbitrator in the request for arbitration within [***] of being requested to do so, or if the respondent should fail to appoint an arbitrator in its answer to the request for arbitration within [***] of being requested to do so, the other Party shall request the AAA to make such appointment.

The arbitrators nominated by the Parties shall, within [***] from the appointment of the arbitrator nominated in the answer to the request for arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the three arbitrator committee (the “Arbitral Tribunal”). Should such procedure not result in an appointment within the [***] time limit, either Party shall be free to request the AAA to appoint the third arbitrator.

Where there is more than one claimant and/or more than one respondent, the multiple claimants or respondents shall jointly appoint one arbitrator.

If any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement shall be appointed in accordance with the arrangements provided for in this clause.

The language of the arbitration shall be English. Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with an English translation.

23.7.2	Decisions; Timing of Decisions

The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [***] from the date on which the arbitrators were appointed to the dispute. A transcript of the evidence adduced at the arbitration hearing shall be made and, upon request, shall be made available to each Party.

Notwithstanding the above, in the case of JRC, JDC or JCC disputes that are not finally resolved pursuant to Section 11.5.3, the arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [***] from the date on which the arbitrators were appointed to the dispute.

The time periods set forth in the AAA Arbitration Rules shall be followed; provided however that the arbitrators may modify such time periods as reasonably necessary to render a written opinion in accordance with this Section 23.7.2.

The arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.

This arbitration agreement does not preclude either Party seeking conservatory or interim measures from any court of competent jurisdiction including, without limitation, the courts having jurisdiction by reason of either Party’s domicile. Conservatory or interim measures sought by either Party in any one or more jurisdictions shall not preclude the Arbitral Tribunal granting conservatory or interim measures. Conservatory or interim measures sought by either Party before the Arbitral Tribunal shall not preclude any court of competent jurisdiction granting conservatory or interim measures.

In the event that any issue shall arise which is not clearly provided for in this Section 23.7, the matter shall be resolved in accordance with the AAA Arbitration Rules.

Any arbitration proceeding hereunder shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, neither Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

Notwithstanding anything to the contrary in this Agreement, any and all issues regarding the scope, construction, validity and/or enforceability of any Patent Rights shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent Rights in question.

Notwithstanding anything to the contrary in this Agreement, any and all issues regarding a breach or alleged breach of a Party’s obligations under Article 20 (Obligation Not to Disclose Confidential Information) shall be determined in a court of competent jurisdiction under the laws of the State of New York, with express exclusion of its conflict of laws principles and any and all issues regarding the scope, construction, validity and/or enforceability of any Patent Rights shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent Rights in question.

23.8	Assignment

Neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party, except to any of its Affiliates or in the context of a merger, acquisition, sale or other transaction involving all or substantially all of the assets relating to the Agreement relates of the Party seeking to assign, in which case such Party in its sole discretion may assign its rights and obligations under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party.

23.9	Debarment

Each Party represents and warrants that it has never been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program. In the event a Party receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the above-referenced statutes, such Party shall immediately notify the other Party in writing and the notified Party shall have the right, but not the obligation, to terminate this Agreement, effective, at such Party’s option, immediately or at a specified future date.

23.10	Independent Contractor

No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party’s prior written approval. For all purposes, and not- withstanding any other provision of this Agreement to the contrary, C4T legal relationship to Roche under this Agreement shall be that of independent contractor, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

23.11	Unenforceable Provisions and Severability

If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However, the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

23.12	Waiver

The failure by either Party to require strict performance and/or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

23.13	Appendices

All Appendices to this Agreement shall form an integral part to this Agreement.

23.14	Entire Understanding

This Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral. Amendments

No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

23.15	Invoices

All invoices that are required or permitted hereunder shall be in writing and sent by C4T to Roche at the following address or such other address as Roche may later provide:

F. Hoffmann-La Roche Ltd

Kreditorenbuchhaltung

Grenzacherstrasse 124

4070 Basel

Switzerland

23.16	Notice

All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to C4T, to:	C4 Therapeutics, Inc. 490 Arsenal Street Watertown, MA 02472 U.S.A. Attn: Chief Executive Officer Facsimile No.: ___________________

and:	Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 U.S.A. Facsimile No.: +1 617 523-1231 Attn: Lawrence S. Wittenberg lwittenberg@goodwinprocter.com

if to Roche, to:	F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 4070 Basel Switzerland Attn: Legal Department Facsimile No.: +41 61 688 13 96

and:	Hoffmann-La Roche Inc. 150 Clove Road Suite 8 Little Falls, New Jersey 07424 U.S.A. Attn. Corporate Secretary Facsimile No.: +1 973 890-8433

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

C4 Therapeutics, Inc.

/s/ Andrew Phillips
Name: Andrew Phillips
Title: President and CEO

F. Hoffmann-La Roche Ltd

/s/ James Sabry	/s/ Stefan Arnold
Name: James Sabry, M.D., Ph.D.	Name: Stefan Arnold
Title: Global Head Pharma Partnering	Title: Head Legal Pharma

Hoffmann-La Roche Inc.

/s/ John P. Parise
Name: John P. Parise
Title: Authorized Signatory

Appendix 1.5

C4T Base Patent Rights

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Appendix 1.15

C4T Patent Rights

[***]

Appendix 1.22

CCS Criteria

[***]

Appendix 1.28

Collaboration Patent Rights

[***]

Appendix 1.82

Phase I Data Package

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Appendix 1.94

Research plan

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Appendix 1.103

Report Criteria

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Appendix 1.105(a)

Excluded Patent Rights

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Appendix 1.105(b)

Roche Patent Rights as of the Restatement Date

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Appendix 1.113

Targets

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Appendix 4.1.8

CROs

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Appendix 7.1

CMOs

[***]

Appendix 8.2.1

Co-Detail Term Sheet

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